COINSURANCE AND MODIFIED COINSURANCE AGREEMENT Between PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION (Ceding Company) and PRUCO LIFE INSURANCE COMPANY (Reinsurer) Certain information has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed. 270588687v.31

- i - TABLE OF CONTENTS Page ARTICLE I. DEFINITIONS ...........................................................................................................1 Section 1.1. Definitions ....................................................................................................1 Section 1.2. Interpretation ............................................................................................11 ARTICLE II. BASIS OF REINSURANCE AND BUSINESS REINSURED..............................12 Section 2.1. Coverage.....................................................................................................12 Section 2.2. Insurance Contract Changes ....................................................................12 Section 2.3. Liability ......................................................................................................13 Section 2.4. Indemnity Reinsurance .............................................................................13 Section 2.5. Territory.....................................................................................................13 Section 2.6. Reinstatements...........................................................................................13 Section 2.7. Non-Guaranteed Elements .......................................................................13 Section 2.8. Separate Accounts .....................................................................................14 ARTICLE III. PAYMENTS; REINSURER RECEIVABLES ......................................................15 Section 3.1. Initial Reinsurance Premium ...................................................................15 Section 3.2. Reinsurer Receivables ...............................................................................16 Section 3.3. Net Settlement............................................................................................16 Section 3.4. Assignment of Receivables; Security Interest; Ownership of Funds ...18 Section 3.5. Defenses ......................................................................................................18 Section 3.6. Offset ..........................................................................................................19 Section 3.7. Premium Taxes ..........................................................................................19 Section 3.8. Reports .......................................................................................................19 ARTICLE IV. ADMINISTRATION .............................................................................................20 Section 4.1. Administration ..........................................................................................20 Section 4.2. Producers; Selling and Other Agreements .............................................21 Section 4.3. Books and Records and Access ................................................................21 Section 4.4. Programs of Internal Replacement .........................................................22 Section 4.5. Novation .....................................................................................................23 ARTICLE V. LICENSES; RESERVE CREDIT ...........................................................................25 Section 5.1. Licenses; Reserve Credit ..........................................................................25 ARTICLE VI. TRUST ACCOUNT ..............................................................................................26 Section 6.1. Trust Account ............................................................................................26 Section 6.2. Value of Assets in Trust ............................................................................26 Section 6.3. Depositing Assets in Trust ........................................................................26 Section 6.4. Rebalancing the Trust Account ...............................................................26 Section 6.5. Trust Account Withdrawals .....................................................................26 Section 6.6. Substitution of Assets ................................................................................27 Section 6.7. Permitted Use of Trust Account Assets ...................................................27 Section 6.8. Excess Withdrawals ..................................................................................27

- ii - Section 6.9. Application of this Article ........................................................................27 ARTICLE VII. OVERSIGHTS; COOPERATION .......................................................................28 Section 7.1. Oversights ..................................................................................................28 Section 7.2. Discovered Contracts.. ..............................................................................28 Section 7.3. Cooperation ...............................................................................................28 Section 7.4. Regulatory Matters ...................................................................................29 ARTICLE VIII. INSOLVENCY ...................................................................................................29 Section 8.1. Insolvency of the Ceding Company .........................................................29 ARTICLE IX. DURATION; RECAPTURE .................................................................................30 Section 9.1. Duration .....................................................................................................30 Section 9.2. Survival ......................................................................................................31 Section 9.3. Recapture ...................................................................................................31 Section 9.4. Recapture Payment ...................................................................................31 ARTICLE X. INDEMNIFICATION .............................................................................................32 Section 10.1. [***] ............................................................ Error! Bookmark not defined. Section 10.2. [***] ............................................................ Error! Bookmark not defined. Section 10.3. Indemnification Procedures. ....................................................................32 Section 10.4. Additional Indemnification Provisions. ..................................................34 Section 10.5. No Duplication of Indemnity ....................................................................35 ARTICLE XI. TAXES...................................................................................................................35 Section 11.1. Withholding ...............................................................................................35 Section 11.2. DAC Tax Adjustment ...............................................................................35 ARTICLE XII. CONFIDENTIALITY; PRIVACY REQUIREMENTS .......................................36 Section 12.1. Compliance with Privacy and Data Security Laws ................................36 Section 12.2. Confidentiality ...........................................................................................37 Section 12.3. Security Breaches ......................................................................................37 Section 12.4. Information Safeguards ............................................................................37 ARTICLE XIII. MISCELLANEOUS ...........................................................................................38 Section 13.1. Expenses .....................................................................................................38 Section 13.2. Relationship of Parties ..............................................................................38 Section 13.3. Notices ........................................................................................................38 Section 13.4. Assignment; No Third Party Beneficiaries .............................................38 Section 13.5. Entire Agreement; Amendments .............................................................39 Section 13.6. Severability ................................................................................................39 Section 13.7. Waivers.......................................................................................................39 Section 13.8. Counterparts ..............................................................................................40 Section 13.9. Governing Law ..........................................................................................40 Section 13.10. Arbitration .................................................................................................40 Section 13.11. Specific Performance and other Equitable Relief ..................................41 Section 13.12. Waiver of Duty of Utmost Good Faith ....................................................41

- iii - INDEX OF SCHEDULES AND EXHIBITS Schedule A Types of Reinsured Contracts Schedule B Separate Accounts Schedule C Terminal Settlement Schedule D Fair Market Value Methodologies Schedule E Credit for Reinsurance Provisions Exhibit A Settlement Statement

- 1 - COINSURANCE AND MODIFIED COINSURANCE AGREEMENT THIS COINSURANCE AND MODIFIED COINSURANCE AGREEMENT (this “Agreement”) is made and entered into on December 27, 2021 (the “Closing Date”) and effective as of 12:01 a.m. (New York time) on December 1, 2021 (the “Effective Time”) by and between Prudential Annuities Life Assurance Corporation, an Arizona-domiciled insurance company (the “Ceding Company”), and Pruco Life Insurance Company, an Arizona-domiciled insurance company (the “Reinsurer”). For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a “Party” and together, the “Parties.” WHEREAS, Prudential Annuities, Inc. and Fortitude Group Holdings, LLC have entered into a Stock Purchase Agreement dated as of September 15, 2021 (the “Stock Purchase Agreement”); WHEREAS, the Stock Purchase Agreement provides, among other things, for the Ceding Company and the Reinsurer to enter into this Agreement; WHEREAS, on the Stock Purchase Agreement Closing Date, the Ceding Company and The Prudential Insurance Company of America (the “Administrator”) are entering into that certain Administrative Services Agreement (the “Administrative Services Agreement”), pursuant to which the Ceding Company wishes to appoint the Administrator to provide administrative and other services with respect to the Reinsured Contracts, and the Administrator desires to provide such administrative services and other services; WHEREAS, on the Stock Purchase Agreement Closing Date, the Reinsurer, as grantor, the Ceding Company, as the sole beneficiary, and the Trustee, as trustee, are entering into that certain trust agreement (the “Trust Agreement”), pursuant to which the Reinsurer establishes the Trust Account in order to provide security for the payment of amounts due to the Ceding Company under this Agreement; and WHEREAS, on the Stock Purchase Agreement Closing Date, the Ceding Company and the Reinsurer will enter into a Security Agreement in a form mutually agreeable to the Parties (the “Security Agreement”), pursuant to which the Ceding Company will, subject to the terms of this Agreement, assign and grant a security interest in the assets held in the Separate Accounts to the Reinsurer in consideration of the Reinsurer’s obligations with respect to the Separate Account Liabilities. NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows: ARTICLE I. DEFINITIONS Section 1.1. Definitions. The following terms have the respective meanings set forth below throughout this Agreement:

- 2 - “3-Month SOFR” means the rate for Term SOFR for a tenor of three months, as published by the Federal Reserve Bank of New York, or its successor, on the applicable date of determination. “Accounting Period” means each calendar quarter during the term of this Agreement or any fraction thereof ending on the Recapture Date. “Action” means any claim, action, suit, litigation, arbitration, investigation, inquiry, hearing, complaint, demand or similar proceeding, in each case, by or before any Governmental Authority or arbitrator or arbitration panel or similar Person or body. “Additional Insurance Contracts” has the meaning ascribed to such term in the Administrative Services Agreement. “Administrative Services Agreement” has the meaning set forth in the Recitals. “Administrator” has the meaning set forth in the Recitals. “Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided, that following the Stock Purchase Agreement Closing Date, with respect to the Reinsurer, “Affiliate” means Prudential Holdings, Inc. and its direct and indirect Subsidiaries, but, for the avoidance of doubt, does not include the Ceding Company. [***]. “Agreement” has the meaning set forth in the preamble. “Applicable Law” means all laws, common laws, rules regulations, codes, statutes, judgments, injunctions, orders, agreements, decrees, policies, treaties, constitutions, ordinances, regulations, conventions, directives, codes, rules, published administrative interpretations and other requirements issued or imposed by all Governmental Authorities applicable to the Person, place and situation in question. “Applicable SAP” means, with respect to either Party, the statutory accounting principles prescribed or permitted by the Governmental Authority charged with supervision of insurance companies in the jurisdiction in which such company is domiciled as in effect at the relevant time, consistently applied. “Assumption Certificates” has the meaning set forth in Section 4.5(c). “Bank Accounts” has the meaning ascribed to such term in the Administrative Services Agreement. “Books and Records” means all records, files and accounts of all transactions and matters primarily related to the Reinsured Contracts and the Separate Accounts, including Non-Public Personal Information and all data relating to Policyholders (including their rights and obligations under the Reinsured Contracts), administrative records, claim records, sales records, underwriting

- 3 - records and data, actuarial records and data, financial records, reinsurance records, compliance records and other records, in whatever form maintained. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the City of New York, New York and the City of Newark, New Jersey are required or authorized by Applicable Law to be closed. “Capital Stock” means any capital stock of, or other type of equity ownership interest in, as applicable, a Person. “Ceding Company” has the meaning set forth in the preamble. “Ceding Company Extra-Contractual Obligations” [***]. “Ceding Company Indemnitees” has the meaning set forth in Section 10.1. “Closing Date” has the meaning set forth in the preamble. “Code” means the United States Internal Revenue Code of 1986. “Confidential Information” with respect to a Party, means any and all information provided by, made available by or obtained on behalf of such Party, any of its Affiliates or Representatives, on, before or after the Effective Time, including, with respect to the Reinsurer, Non-Public Personal Information and all data relating to Policyholders (including their rights and obligations under the Reinsured Contracts); provided, that all Books and Records shall be deemed to be Confidential Information of the Reinsurer; provided, further, that Confidential Information does not include information that (i) is or becomes generally available to the public, other than as a result, directly or indirectly, of a disclosure by the Receiving Party or its Affiliates or Representatives in violation of its confidentiality obligation, (ii) is independently developed by the Receiving Party, its Affiliates or any of its Representatives without reference, use or access to the Disclosing Party’s Confidential Information, or (iii) is or becomes available to the Receiving Party from a third party without, to the knowledge of the Receiving Party, breach by such third party of a duty of confidentiality of any nature to the Disclosing Party; and provided, further, that the foregoing exceptions shall not supersede the obligations of the Receiving Party with respect to any Non-Public Personal Information. “Control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled,” “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings. “DAC Tax Election” has the meaning set forth in Section 11.2(a). “Disclosing Party” has the meaning set forth in Section 12.2. “Discovered Contract” has the meaning set forth in Section 7.2.

- 4 - “Discovered Contract Transfer Time” means the first Business Day of the quarter immediately following the quarter in which the Ceding Company or the Reinsurer, as applicable, notified the other Party of the existence of a Discovered Contract. “Effective Time” has the meaning set forth in the preamble. “Eligible Assets” has the meaning set forth in Section 6.2. “Ex Gratia Payments” [***]. “Excluded Liabilities” [***]. “Existing IMR” means the amount of the Ceding Company’s unamortized existing IMR that has been allocated by the Ceding Company to the Reinsured Liabilities as of the Closing Date (but prior to the transfer of the Initial Premium), in accordance with Applicable SAP. “Extra-Contractual Obligations” [***]. “Fair Market Value” means, with respect to any asset, the value thereof calculated in accordance with the methodology set forth on Schedule D, as modified by the Reinsurer from time to time with the consent of the Ceding Company, such consent not to be unreasonably withheld, conditioned or delayed. “General Account Liabilities” means all Liabilities of the Ceding Company arising out of or resulting from the Reinsured Contracts, but excluding Separate Account Liabilities and Excluded Liabilities, whether incurred before, at or after the Effective Time. Without limiting the foregoing, “General Account Liabilities” shall include, but not be limited to, any and all of the following Liabilities, but excluding Separate Account Liabilities and Excluded Liabilities: (a) all Liabilities for claims (including incurred but not reported claims), benefits, interest on claims or unearned premiums, interest on policy funds, withdrawals, surrenders, policy loans, amounts payable for returns or refunds of premiums, guaranteed minimum death benefits, guaranteed minimum income benefits, incurred but not reported claims, pending claims and benefits (including death benefits, lump sum payments, annuitization payments, deferred payments, payments in respect of market value adjustments, and any other settlement options), unearned premiums, and other contract benefits, in each case, arising under the terms and conditions of the Reinsured Contracts and whether such amounts are escheated or paid to policyholders or beneficiaries of the Reinsured Contracts; (b) all Liabilities arising out of changes to the terms and conditions of the Reinsured Contracts permitted or required by Section 2.2; (c) all commissions, expense allowances, other compensation and obligations payable to Producers with respect to premium paid under the Reinsured Contracts; (d) all assessments and similar charges with respect to the Reinsured Contracts in connection with participation by the Ceding Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any Governmental Authority;

- 5 - (e) all Premium Taxes payable by the Ceding Company with respect to Premium paid under the Reinsured Contracts; (f) all Liabilities which relate to Reinsured Contracts that (i) are amounts held in the general account of the Ceding Company pending transfer to the Separate Accounts, or (ii) contemplate payment from a Separate Account the amount of which exceeds the assets of such Separate Account (without duplication of the amounts set forth in clause (a) above); and (g) all Reinsurer Extra-Contractual Obligations. “General Account Reserves” means the aggregate amount of statutory reserves with respect to the General Account Liabilities calculated consistently with the reserve requirements, statutory accounting rules and actuarial principles applicable to the Reinsurer under Applicable Law, calculated in accordance with Applicable SAP; provided, the term “General Account Reserves” does not include the Separate Account Reserves. “Governmental Authority” means any United States or non-United States federal, state or local or any supra-national, political subdivision, governmental, legislative, tax, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body. “Governmental Order” means any binding and enforceable order, writ, judgment, injunction, decree, stipulation, settlement, determination or award entered by or with any Governmental Authority. “IMR” means as of any date of determination, any interest maintenance reserve with respect to the Reinsured Contracts and Reinsured Liabilities, as of such date of determination, calculated in accordance with Applicable SAP, consistently applied. “Indemnitee” means a Ceding Company Indemnitee or Reinsurer Indemnitee, in each case, which is entitled to indemnification under this Agreement. “Indemnitor” has the meaning set forth in Section 10.3(a). “Independent Actuary” [***]. “Initial Premium” has the meaning set forth in Section 3.1. “Interest Rate” [***]. “Investment Guidelines” means the investment guidelines attached to the Trust Agreement. “Liabilities” means with respect to any Person, any and all debts, liabilities, commitments or obligations of such Person, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, whether arising in the past, present or future.

- 6 - “Losses” means any and all losses, costs, charges, settlement payments, awards, judgments, fines, interest penalties, damages, Taxes, expenses (including reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses incident to any Action), liabilities, claims or deficiencies of any kind; provided that Losses shall not include indirect, punitive, exemplary, treble, special or consequential damages, or any loss of future revenue, income or profits or any diminution of value, except for (a) any such damages as may be awarded to an unaffiliated third party in connection with a Third Party Claim, and (b) consequential damages arising from a Party’s gross negligence or fraud. “Market-to-Book Ratio” means, as of any date of determination, the ratio of (a) the aggregate Fair Market Value of the Eligible Assets in the Trust Account as of such date to (b) the aggregate Statutory Book Value of such Eligible Assets in the Trust Account as of such date. “Net Settlement” has the meaning set forth in Section 3.3(a). “Non-Guaranteed Elements” means the cost of insurance charges, credited interest rates, mortality and expense charges, administrative expense risk charges, lump sum payment options, policy loads and any other policy features, in each case, that are subject to change and within the discretion of the Ceding Company under the Reinsured Contracts, and those items set forth in Actuarial Standard of Practice 2-Non-Guaranteed Charges or Benefits for Life Insurance Policies and Annuity Contracts in effect as of the Effective Time and any successor rules for such Non- Guaranteed Elements as in effect from time to time. “Non-Public Personal Information” shall have the same meaning as defined in 15 U.S.C. Section 6809, which states that Non-Public Personal Information means any personally identifiable financial information (a) provided by a consumer to a financial institution; (b) resulting from any transaction with the consumer or any service performed for the consumer; or (c) otherwise obtained by the financial institution. Such term does not include publicly available information. “Novated Contracts” has the meaning set forth in Section 4.5(e). “Novation Contracts” has the meaning set forth in Section 4.5(a). “Parties” has the meaning set forth in the preamble. “Party” has the meaning set forth in the preamble. “Payee” has the meaning set forth in Section 8.1(c). “Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity, including any Governmental Authority. “Personal Information” means information relating to an identified or identifiable person, including: (a) a natural person’s name, street address or specific geolocation information, date of birth, email address, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial

- 7 - account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, or insurance account information; or (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Privacy and Data Security Laws. “Policyholder” means a policyholder of a Reinsured Contract. “Premium Taxes” means all taxes assessed in respect of the Premiums under the Reinsured Contracts by any Governmental Authority. “Premiums” means premiums, considerations, policy loan repayments, deposits and similar amounts collected by or on behalf of the Ceding Company in respect of the Reinsured Contracts. “Privacy and Data Security Laws” means all applicable laws and regulations relating to the protection or processing of Personal Information (including Non-Public Personal Information) including the Fair Credit Reporting Act, 15 U.S.C. 1681 et seq. (including the Fair and Accurate Credit Transactions Act of 2003), the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., and all laws pertaining to sales, marketing and electronic communications, including the CAN-SPAM Act, the Telephone Consumer Protection Act, and the Telemarketing Sales Rule, and in each case, the rules and regulations implemented thereunder, including those promulgated by regulatory authorities or bodies with jurisdiction over the Ceding Company or the Reinsurer and pursuant to insurance licensing requirements under state laws and regulations. “Producer” means any broker, insurance producer, agent, general agent, managing general agent, master broker agency, broker general agency, financial specialist or other Person, including any employee of the Reinsurer or its Affiliates, responsible for writing, marketing, producing, selling or soliciting Reinsured Contracts. “Quota Share” means one hundred percent (100%). “RBC Ratio” means, for the Reinsurer, as of any date of determination, the ratio of the Reinsurer’s “total adjusted capital” over its “company action level risk-based capital”, as such terms are defined and prescribed by requirements promulgated by the National Association of Insurance Commissioners and regulations adopted by the insurance regulatory authorities in the Reinsurer’s state of domicile, which are in effect as of such date, calculated as of the end of the immediately preceding calendar quarter, and using reserving methodologies and asset classifications that are in accordance with Applicable SAP and generally accepted statutory accounting principles and practices required or permitted by the National Association of Insurance Commissioners, consistently applied throughout the specified period and in the immediately prior comparable period. “Recapture Date” has the meaning set forth in Section 9.3(a). “Recapture Event” means any of the following occurrences:

- 8 - (a) there has been a failure by the Reinsurer to timely pay any undisputed amounts due hereunder that has not been cured within thirty (30) calendar days after written notice thereof from the Ceding Company; (b) a Reserve Credit Event has occurred and the Reinsurer has not remedied such event in accordance with Article V; (c) the Reinsurer has been placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations; (d) there has been a failure by the Reinsurer to timely deposit into the Trust Account any undisputed amounts required to be deposited into the Trust Account, which has not been cured within thirty (30) calendar days after written notice thereof from the Ceding Company; or (e) there has been a failure by the Reinsurer to comply with the Investment Guidelines, which has not been cured within thirty (30) calendar days after written notice thereof from the Ceding Company. “Receiving Party” has the meaning set forth in Section 12.2. “Reinsured Contracts” means (a) the insurance or annuity policies and contracts, issued, assumed or entered into by the Ceding Company prior to the Effective Time on the policy forms listed on Schedule A, (b) the Additional Insurance Contracts and (c) Discovered Contracts, in each case, including (i) all binders, slips, certificates, applications therefor, supplements, endorsements, settlement options and riders thereto issued or entered into in connection with such contracts, (ii) any annuitization of a Reinsured Contract following the Effective Time and (iii) conversions, exchanges, replacements or reissuances related thereto that are effected pursuant to the terms of such Reinsured Contract or as required by Applicable Law. “Reinsured Liabilities” means, collectively, the General Account Liabilities and the Separate Account Liabilities; provided, that in no event shall “Reinsured Liabilities” include any Excluded Liabilities. “Reinsured Risks” has the meaning set forth in Section 2.1. “Reinsurer” has the meaning set forth in the preamble. “Reinsurer Extra-Contractual Obligations” means all Extra-Contractual Obligations other than Ceding Company Extra-Contractual Obligations. “Reinsurer Indemnitees” has the meaning set forth in Section 10.2. “Reinsurer Receivables” has the meaning set forth in Section 3.2.

- 9 - “Reinsurer Termination Event” [***]. “Representative” of a Person or its Affiliates means the officers, directors, general partners, managers, employees, investment bankers, advisors, accountants, agents, legal counsel, stockholders, consultants, independent accountants or other representatives of such Person and of such Person’s Affiliates. “Required Balance” [***]. “Reserve Credit” means full statutory financial statement credit for the reinsurance ceded to the Reinsurer under this Agreement in all United States jurisdictions in which the Ceding Company is licensed, authorized or accredited to transact business. “Reserve Credit Event” means any event, change or condition that would cause the Ceding Company to not be permitted to receive Reserve Credit. “Security Agreement” has the meaning set forth in the Recitals. “Separate Account Changes” has the meaning set forth in Section 2.8(b). “Separate Account Charges” has the meaning set forth in Section 3.2(b). “Separate Account Liabilities” has the meaning set forth in Section 2.8(a). “Separate Account Reserves” means, as of any date of determination, the aggregate amount of statutory reserves of the Ceding Company with respect to the Separate Account Liabilities (as would be described in Line 1, column 3 of the Liabilities section and Exhibit 3 of the Statutory Financial Statements related to separate accounts of the Ceding Company (or the equivalent exhibits or lines in the event of changes to the Ceding Company’s Statutory Financial Statement subsequent to December 31, 2020)), calculated in accordance with the Applicable SAP. “Separate Accounts” means the registered and unregistered separate accounts of the Ceding Company applicable to the Reinsured Contracts identified in Schedule B. For the avoidance of doubt, with respect to PALAC Separate Account B, which includes assets related to the Reinsured Contracts and the Business (as defined in the Stock Purchase Agreement), for purposes of this Agreement and the Administrative Services Agreement, “Separate Account” shall only refer to the sub-accounts therein related exclusively to the Reinsured Contracts. “Settlement Statement” has the meaning set forth in Section 3.3(a). “Statutory Book Value” means, for the purposes of valuing Eligible Assets in the Trust Account, the admitted value of such assets on the Reinsurer’s statutory balance sheet, including accrued interest income, as of any date of determination, determined by the Reinsurer in accordance with Applicable SAP. “Statutory Financial Statements” means, with respect to any Person, the annual and quarterly statutory financial statements of such Person filed with the Governmental Authority charged with supervision of such Person.

- 10 - “Stock Purchase Agreement” has the meaning set forth in the Recitals. “Stock Purchase Agreement Closing Date” has the meaning ascribed to the term “Closing Date” in the Stock Purchase Agreement. “Subsidiary” of any Person means any other Person that is a legal entity, trust or estate of which (or in which), at the time of determination, such first Person directly or indirectly owns or Controls (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such other Person (irrespective of whether at the time Capital Stock of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50 percent of the interest in the capital or profits of such other Person, or (c) more than 50 percent of the beneficial interest in such other Person. “Successor Administrator” has the meaning set forth in Section 4.1(c). “Tax” or “Taxes” means all income, premium, excise, gross receipts, ad valorem, sales, use, service, value added, employment, payroll, social security, disability, unemployment, workers’ compensation, franchise, profits, gains, property, transfer, payroll, stamp taxes or other similar taxes, customs, duties, fees, assessments or other like governmental charges (whether payable directly or by withholding) imposed by any Tax Authority, together with any interest and any penalties thereon or additional amounts with respect thereto; provided, that any guarantee fund assessment or escheatment obligation shall not be treated as a Tax. “Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax. “Terminal Settlement Amount” has the meaning set forth in Section 9.4. “Terminal Settlement Statement” has the meaning set forth in Section 9.4. “Third Party Claim” has the meaning set forth in Section 10.3(a). “Transaction Agreements” means, collectively, this Agreement, the Stock Purchase Agreement, the Trust Agreement, the Administrative Services Agreement, the Third Party Administration Agreement (as defined in the Stock Purchase Agreement), the Transition Services Agreement (as defined in the Stock Purchase Agreement), the Sub-Advisory Agreement (as defined in the Stock Purchase Agreement), the Sub-Advisory Letter Agreement (as defined in the Stock Purchase Agreement), the Hannover Transfer Agreement (as defined in the Stock Purchase Agreement), the Somerset Transfer Agreement (as defined in the Stock Purchase Agreement), , the Trademark License Agreement (as defined in the Stock Purchase Agreement), the Transferred Liabilities Assignment and Assumption Agreement (as defined in the Stock Purchase Agreement), the Excluded Assets and Liabilities Assignment and Assumption Agreement (as defined in the Stock Purchase Agreement), the Distribution Restructuring Agreements (as defined in the Stock Purchase Agreement) and the 109 Plan Third Party Administration Agreement (as defined in the Stock Purchase Agreement).

- 11 - “Transaction IMR” means the amount of IMR that is created on the Closing Date as a direct result of the transfer of the Initial Premium by the Ceding Company to the Reinsurer, determined in accordance with Applicable SAP of the Ceding Company. “Trust Account” means the trust account established by the Reinsurer, as grantor, for the benefit of the Ceding Company, as beneficiary, pursuant to the Trust Agreement. “Trust Account Balance” means, as of any date of determination, the aggregate Statutory Book Value of all Eligible Assets in the Trust Account on such date. “Trust Account Report” has the meaning set forth in Section 3.8(c). “Trust Agreement” has the meaning set forth in the Recitals. “Trustee” means Citibank, N.A., a national banking association. “Unauthorized Access” has the meaning set forth in Section 12.3. Section 1.2. Interpretation. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to Articles, Sections, paragraphs, Exhibits and Schedules are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (c) references to “$” shall mean United States dollars; (d) whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import; (e) the word “or” shall not be exclusive; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) the table of contents, articles, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (h) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be, drafted; (i) the Exhibits and Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein; (j) unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (k) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (l) “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (m) any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section; (n) all time periods within or following which any payment is to be made or act to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day; (o) any references to “days” means calendar days unless Business

- 12 - Days are expressly specified; (p) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise but only if such successors are not prohibited by this Agreement; and (q) references to any contract (including this Agreement) or organizational document are to the contract or organizational document as amended, modified, supplemented or replaced from time to time, unless otherwise stated. ARTICLE II. BASIS OF REINSURANCE AND BUSINESS REINSURED Section 2.1. Coverage. Upon the terms and subject to the conditions and other provisions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby agrees to reinsure and indemnify the Ceding Company (a) on a coinsurance basis for the Quota Share of the General Account Liabilities and (b) on a modified coinsurance basis for the Quota Share of the Separate Account Liabilities, in each case (collectively, the “Reinsured Risks”). The reinsurance effective under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated or recaptured as provided herein. Section 2.2. Insurance Contract Changes. Except as directed by the Reinsurer or as performed by the Administrator (or its duly appointed assignee or delegatee), or any successor Administrator acting at the direction of the Reinsurer after a termination of the Administrative Services Agreement, the Ceding Company, on its own initiative, shall not change the terms or conditions of any Reinsured Contract, other than for any change required by the terms of such Reinsured Contract, any Governmental Order or Applicable Law or required by any Governmental Authority. Furthermore, the Ceding Company shall not object to or hinder any efforts by the Reinsurer or the Administrator to effectuate any changes to any Reinsured Contract, including increases to any fees or charges thereunder, as long as such changes (i) are not contrary to the terms and conditions of such Reinsured Contract or this Agreement or in violation of any Applicable Law, Governmental Order or any requirement of any Governmental Authority or (ii) do not, and would not reasonably be expected to adversely affect the Ceding Company in a material manner economically or otherwise, after accounting for the benefits expected to be received by the Ceding Company under this Agreement and the Administrative Services Agreement. If the Reinsured Liabilities under any of the Reinsured Contracts are changed (a) because of changes made on or after the Effective Time in the terms and conditions of the Reinsured Contracts effected by the Administrator or at the direction of the Reinsurer, (b) pursuant to the terms of any Reinsured Contract or required by any Governmental Authority or required by Applicable Law or any Governmental Order, or (c) because the failure to make such change would, or would reasonably be expected to adversely affect the Ceding Company in a material manner economically or otherwise, after accounting for the benefits expected to be received by the Ceding Company under this Agreement and the Administrative Services Agreement, the Reinsurer will participate, on the reinsurance basis set forth in Section 2.1 and assume one hundred percent (100%) of all liabilities resulting from such changes. With respect to any change that, despite being required by the terms of any Reinsured Contracts, any Governmental Order or Applicable Law or required any Governmental Authority or that would, or would reasonably be expected to adversely affect the Ceding Company in a material manner economically or otherwise, after accounting for the benefits

- 13 - expected to be received by the Ceding Company under this Agreement and the Administrative Services Agreement, the Administrator is not implementing, the Ceding Company shall, to the extent practicable, prior to the effectiveness of any such change, promptly notify the Reinsurer of such proposed change and afford the Reinsurer, at the Reinsurer’s expense, the opportunity to object to such change under applicable administrative procedures (both formal and informal). In the event the Reinsurer seeks to object as provided in the previous sentence, the Reinsurer shall indemnify and hold the Ceding Company harmless for any Loss so suffered by the Ceding Company in accordance with Article X. Likewise, in the event the Ceding Company refuses to comply with any request by the Reinsurer or the Administrator to implement a change or hinders Reinsurer’s or Administrator’s efforts to implement a change and such change is not contrary to the terms and conditions of the applicable Reinsured Contract or this Agreement or in violation of any Applicable Law or Governmental Order or any requirement of any Governmental Authority and would not, and would not reasonably be expected to adversely affect the Ceding Company in a material manner economically or otherwise, after accounting for the benefits expected to be received by the Ceding Company under this Agreement and the Administrative Services Agreement, the Ceding Company shall indemnify and hold the Reinsurer harmless for any Loss so suffered by the Reinsurer in accordance with Article X. Section 2.3. Liability. Subject to the terms and conditions of this Agreement, the Reinsurer’s liability under this Agreement shall attach as of the Effective Time (but, for the avoidance of doubt, shall include all Reinsured Liabilities, whether incurred before, at or after the Effective Time) and the Reinsurer’s Liability under this Agreement shall be subject in all respects to the same terms, rates and conditions as the Ceding Company, and, to the same modifications, alterations and cancellations of the Reinsured Contracts as the Ceding Company, the true intent of this Agreement being that the Reinsurer shall, subject to the terms and conditions of this Agreement, follow the fortunes of the Ceding Company with respect to the Reinsured Liabilities and the Reinsurer shall be bound by all payments and settlements under the Reinsured Contracts or otherwise with respect to the Reinsured Liabilities. Section 2.4. Indemnity Reinsurance. This Agreement is an indemnity coinsurance and modified coinsurance agreement solely between the Ceding Company and the Reinsurer, and the performance of the obligations of each Party under this Agreement shall be rendered solely to the other Party. The Ceding Company shall be and shall remain the only Party hereunder that is liable to any insured, Policyholder, claimant or beneficiary under any policy reinsured hereunder. Section 2.5. Territory. The territorial limits of this Agreement shall be identical with those of the Reinsured Contracts. Section 2.6. Reinstatements. If any Reinsured Contract that has lapsed, been terminated or surrendered, is subsequently reinstated prior to the termination of this Agreement, the reinsurance for such Reinsured Contract under this Agreement shall be reinstated automatically. The Ceding Company shall pay the Reinsurer the Quota Share of all amounts received by the Ceding Company in connection with the reinstatement of such Reinsured Contract. Section 2.7. Non-Guaranteed Elements. The Ceding Company shall set all Non- Guaranteed Elements under the Reinsured Contracts from and after the Effective Time, taking into account the recommendations of the Reinsurer or the Administrator, which the Ceding Company

- 14 - shall only reject in good faith and on a reasonable basis that such recommendations fail to comport with Applicable Law, applicable Actuarial Standards of Practice, the terms of any Reinsured Contract, any Governmental Order or any requirement of any Governmental Authority, or would, or would reasonably be expected to adversely affect the Ceding Company in a material manner economically or otherwise, after accounting for the benefits expected to be received by the Ceding Company under this Agreement and the Administrative Services Agreement. Section 2.8. Separate Accounts. (a) Notwithstanding anything contained in this Agreement to the contrary, for each of the Reinsured Contracts that relate to the Separate Account Liabilities, the Separate Account Reserves and the amount invested on a variable basis in accordance with the terms of such Reinsured Contracts shall be held by the Ceding Company in the Separate Accounts, and Premiums with respect to such Reinsured Contracts shall be deposited in the Separate Accounts to the extent required to be deposited therein by the terms of such Reinsured Contracts. From and after the Closing Date, the Ceding Company shall retain, control and own all assets contained in the Separate Accounts and shall hold the Separate Account Reserves with respect to the Reinsured Contracts that are funded, in whole or in part, by one or more of the Separate Accounts and such Separate Account Reserves shall be reported by the Ceding Company on its Separate Account balance sheets, consistent with Applicable SAP. For each Reinsured Contract that relates to the Separate Account Liabilities, the Reinsurer shall deposit, shall cause to be deposited, or shall transfer to the Ceding Company for deposit any additional amounts required to be deposited into the Separate Accounts after the Closing Date pursuant to the terms of the applicable Reinsured Contract and consistent with Applicable SAP, and all amounts to be paid with respect to surrenders, annuitization payments, death benefits, compensation or any other amounts with respect to such Reinsured Contracts that by the terms of such Reinsured Contracts contemplate payment from the Separate Accounts (the “Separate Account Liabilities”) shall be paid out of the Separate Accounts to the extent so contemplated. For the avoidance of doubt, Separate Account Liabilities exclude any Excluded Liabilities. (b) Except as directed by the Reinsurer or as performed by the Administrator with the consent of the Reinsurer (or its duly appointed assignee or delegatee), the Ceding Company, on its own initiative, shall not change the operation of the Separate Accounts with respect to the assets supporting reserves related to the Reinsured Contracts, the investment options or underlying investment funds available with respect to the assets supporting reserves related to the Reinsured Contracts in the Separate Accounts, or the terms or conditions of the agreements and documents related to the Separate Accounts (including any plan of operations or investment management agreement for any Separate Accounts) that may impact the assets supporting reserves related to the Reinsured Contracts (each a “Separate Account Change”), other than for any Separate Account Change required by the terms of such Reinsured Contract, any Governmental Order or Applicable Law or required by any Governmental Authority or if the failure to make such change would, or would reasonably be expected to adversely affect the Ceding Company in a material manner economically or otherwise, after accounting for the benefits expected to be received by the Ceding Company under this Agreement and the Administrative Services Agreement. Furthermore, the Ceding Company shall not object to or hinder any efforts by the Reinsurer or the Administrator to effectuate any Separate Account Change, as long as such Separate Account Change is not contrary to the terms and conditions of the such Reinsured

- 15 - Contract or this Agreement or in violation of any Applicable Law or Governmental Order or any requirement of any Governmental Authority or would not, or would not reasonably be expected to adversely affect the Ceding Company in a material manner economically or otherwise, after accounting for the benefits expected to be received by the Ceding Company under this Agreement and the Administrative Services Agreement. If the Reinsured Liabilities under any of the Reinsured Contracts are changed because of a Separate Account Change (a) effected by the Administrator or at the direction of the Reinsurer, or (b) made pursuant to the terms of any Reinsured Contract or required by any Governmental Order or Applicable Law or required by any Governmental Authority, the Reinsurer will participate, on the reinsurance basis set forth in Section 2.1, and assume one hundred percent (100%) of all liabilities resulting from such changes and shall fully indemnify the Ceding Company and hold the Ceding Company harmless with respect to such changes, in each case, subject to the terms and conditions of this Agreement. With respect to any Separate Account Change that, despite being required by the terms of any Reinsured Contracts, any Governmental Order or Applicable Law, or required by any Governmental Authority the Administrator is not implementing, the Ceding Company shall, to the extent practicable, prior to the effectiveness of any such Separate Account Change, promptly notify the Reinsurer of such proposed Separate Account Change and afford the Reinsurer, at the Reinsurer’s expense, the opportunity to object to such change under applicable administrative procedures (both formal and informal). In the event the Reinsurer seeks to object as provided in the previous sentence, the Reinsurer shall indemnify and hold the Ceding Company harmless for any Loss so suffered by the Ceding Company in accordance with Article X. Likewise, in the event the Ceding Company refuses to comply with any request by the Reinsurer or the Administrator to implement a Separate Account Change or hinders Reinsurer’s or Administrator’s efforts to implement a Separate Account Change and such Separate Account Change is not contrary to the terms and conditions of the applicable Reinsured Contract or this Agreement or in violation of any Applicable Law or Governmental Order or any requirement of any Governmental Authority and would not, and would not reasonably be expected to adversely affect the Ceding Company in a material manner economically or otherwise, after accounting for the benefits expected to be received by the Ceding Company under this Agreement and the Administrative Services Agreement, the Ceding Company shall indemnify and hold the Reinsurer harmless for any Loss so suffered by the Reinsurer in accordance with Article X. ARTICLE III. PAYMENTS; REINSURER RECEIVABLES Section 3.1. Initial Reinsurance Premium. (a) As initial consideration for the Reinsurer entering into this Agreement (the “Initial Premium”), the Reinsurer shall be entitled to cash and/or assets having an aggregate Fair Market Value as of the Closing Date equal to: (i) the Quota Share of the General Account Reserves as of the Effective Time, plus (ii) the Existing IMR as of the Effective Time; plus

- 16 - (iii) the Transaction IMR as of the Effective Time. (b) On the Closing Date, the Ceding Company shall transfer to the Reinsurer cash and/or Eligible Assets with a Fair Market Value in an amount equal to the Initial Premium. (c) The Ceding Company and the Reinsurer agree that any amounts related to IMR shall be ceded to and held by the Reinsurer. The Ceding Company shall have no obligation to maintain any net IMR. Section 3.2. Reinsurer Receivables. As additional consideration for the Reinsurer entering into this Agreement, the Reinsurer shall be entitled to the Quota Share of the following amounts received at or after the Effective Time by the Ceding Company (the “Reinsurer Receivables”): (a) Premiums; (b) (i) mortality and expense risk charges, administrative expense charges, rider charges, contract maintenance charges, back-end sales loads and other considerations billed separately for the Reinsured Contracts, and any other charges, fees, and similar amounts received or receivable by the Ceding Company from the Separate Accounts with respect to the Reinsured Contracts, (ii) all revenue sharing fees, service fees, distribution fees and other amounts received by the Ceding Company or any of its Affiliates from or in respect of any mutual fund organization’s mutual funds as funding vehicles to the extent attributable to the Reinsured Contracts, including amounts received pursuant to a plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended and (iii) all other amounts received by the Ceding Company with respect to the Reinsured Contracts (other than with respect to Excluded Liabilities) (collectively, the “Separate Account Charges”); (c) any and all other amounts and recoveries, including litigation recoveries, received by or on behalf of the Ceding Company with respect to the Reinsured Contracts or the Reinsured Liabilities; (d) any recoveries of assessments and similar charges paid with respect to the Reinsured Contracts in connection with participation by the Ceding Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any Governmental Authority; and (e) all amounts that are transferrable from the Separate Accounts to the general account of the Ceding Company in respect of the Reinsured Contracts. Section 3.3. Net Settlement. (a) During the term of this Agreement, a settlement amount between the Ceding Company and the Reinsurer for the Reinsured Liabilities as of the last day of each Accounting Period (the “Net Settlement”) shall be calculated by the Reinsurer in accordance with (i) in the case of General Account Liabilities and Separate Account Liabilities, Exhibit A hereto and (ii) in the case of amounts determined under Section 11.2(d), the applicable final statement contemplated by Section 11.2(d). With respect to clause (i), the Reinsurer shall deliver (or, at Reinsurer’s option,

- 17 - the Administrator may deliver pursuant to the terms of the Administrative Services Agreement) to the Ceding Company, in each case no later than sixty (60) days after the end of each Accounting Period, a statement setting forth details of such calculation with respect to the General Account Liabilities and the Separate Account Liabilities (the “Settlement Statement”) in the form set forth in Exhibit A hereto. If the amount of the Net Settlement for an Accounting Period is positive, the Ceding Company shall pay such amount to the Reinsurer within seven (7) Business Days of its receipt of the Settlement Statement for such Accounting Period. If the amount of the Net Settlement for an Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company simultaneously with its delivery of the Settlement Statement for such Accounting Period to the Ceding Company, and in any event no later than the due date for such statement. (b) To the extent the Reinsurer or the Administrator makes any direct payments to or on behalf of the Ceding Company in respect of Reinsured Liabilities in respect of an Accounting Period prior to the Net Settlement process, the amount of any such payments shall be taken into account for purposes of determining the Net Settlement. In addition, to the extent the Reinsurer or the Administrator receives any Reinsurer Receivables in respect of an Accounting Period prior to the Net Settlement process, the amount of any such Reinsurer Receivables received shall be taken into account for purposes of determining the Net Settlement. (c) Notwithstanding anything in this Agreement to the contrary, to the extent the Ceding Company has withdrawn assets from any Separate Account in an amount in excess of the Separate Account Liabilities required to be withdrawn pursuant to the applicable Reinsured Contracts and this Agreement, an amount equal to the Fair Market Value of such assets as of the date of such withdrawal, plus interest thereon at the Interest Rate, shall be deemed to be included in the applicable Separate Account for the purpose of calculating any amounts due by the Reinsurer with respect to the Separate Accounts or the Separate Account Liabilities. (d) The Ceding Company hereby appoints the Reinsurer as its agent and attorney-in-fact to collect all Reinsurer Receivables in the Ceding Company’s name. The Ceding Company agrees and acknowledges that the Reinsurer and its permitted assigns and delegatees are entitled to enforce, in the name of the Ceding Company, all rights at law or in equity or good faith claims of the Ceding Company with respect to all Reinsurer Receivables. If necessary for such collection, the Ceding Company shall reasonably cooperate, at the Reinsurer’s expense, in any litigation or other dispute resolution mechanism relating to such collection. The Parties acknowledge and agree that the Reinsurer shall be responsible for and has hereby assumed the financial risk of any uncollected or uncollectible Reinsurer Receivables. To the extent the Ceding Company recovers any Reinsurer Receivables from any third party attributable to the Reinsured Contracts, the Ceding Company shall promptly (but no later than within five (5) Business Days) transfer such amounts to the Reinsurer, together with any pertinent information that the Ceding Company may have relating thereto. (e) In the event that the Ceding Company has any good faith objection to any Settlement Statement, the Ceding Company may deliver written notice to the Reinsurer within thirty (30) calendar days after its receipt of the Settlement Statement. Following the Reinsurer’s receipt of a notice of objection pursuant to the first sentence of this Section 3.3(e), the Parties shall attempt in good faith to resolve such disagreement for a period of thirty (30) days. Any resolution

- 18 - agreed to in writing by the Parties shall be final and binding upon the parties. If the parties do not resolve any such disagreement within the such thirty (30) day period, the parties shall jointly submit the dispute to the Independent Actuary within fifteen (15) Business Days after the expiration of the applicable time period. The Parties shall instruct the Independent Actuary to limit its review to matters remaining in dispute at the time submitted to the Independent Actuary and to render a decision within ten (10) Business Days after submission of the dispute to such Independent Actuary and the decision of such Independent Actuary with respect to such dispute shall be final and binding upon the Parties and incorporated into the applicable report; provided that the Ceding Company or the Reinsurer may request that the Independent Actuary correct any clerical, typographical or computational errors. The fees of the Independent Actuary shall be paid by the Party whose position with respect to the matter in dispute is further from the Independent Actuary’s final determination. Notwithstanding any other provision of this Agreement to the contrary, a Party’s obligation to make payment of any undisputed amounts pursuant to this Section 3.3 shall become due on the date specified in this Section 3.3, including the payment of any undisputed portion of an amount that is in dispute. The disputed portion of any payments that are subsequently determined to be due shall be paid with interest calculated thereon at the Interest Rate from the date such payment would have been due if not disputed to the date of payment. Section 3.4. Assignment of Receivables; Security Interest; Ownership of Funds. (a) The Ceding Company hereby assigns, transfers and conveys to the Reinsurer and its successors all of the Ceding Company’s right, title and interest in and to the Reinsurer Receivables (the “Assignment”). The Reinsurer hereby accepts the Assignment. The Reinsurer and the Ceding Company hereby agree that, upon any termination and recapture hereunder, all of the Reinsurer’s right, title and interest in and to the Reinsurer Receivables shall be immediately assigned, transferred and conveyed to the Ceding Company or its successors or Representatives without any further action by either of the Parties hereto. Each Party, as reasonably requested by the other from time to time, shall take all reasonably appropriate action and execute any reasonably necessary and appropriate additional documents, instruments or conveyances of any kind that may be reasonably necessary to carry out the provisions of this Section 3.4. (b) At all times prior to a termination and recapture hereunder the Reinsurer shall have a first priority, perfected security interest in the Reinsurer Receivables. The Ceding Company shall provide the Reinsurer with the requisite power of attorney in order to allow the Reinsurer to execute and deliver UCC financing statements with respect to any and all intangible assets assigned or transferred to the Reinsurer that are deemed reasonably necessary by the Reinsurer in order to perfect the security interest in the Reinsurer Receivables. All costs and expenses incurred in connection with obtaining a first priority perfected security interest shall be paid by the Reinsurer. (c) The Reinsurer shall own all funds deposited in the Bank Accounts, including all interest income earned on the funds deposited in the Bank Accounts, and be responsible for all fees, costs and expenses of the Bank Accounts. Section 3.5. Defenses. The Reinsurer accepts, reinsures and assumes the Reinsured Risks subject to any and all defenses, set-offs and counterclaims to which the Ceding Company

- 19 - would be entitled with respect to the Reinsured Risks, it being expressly understood and agreed to by the Parties hereto that no such defenses, set-offs, or counterclaims are or shall be waived by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and that the Reinsurer is and shall be fully subrogated in and to all such defenses, set-offs and counterclaims. Section 3.6. Offset. Except as otherwise provided under Applicable Law, any undisputed debits or credits incurred between the Parties on and after the Effective Time in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement are deemed mutual debits or credits, as the case may be, and shall be set off or recouped, and only the net balance shall be allowed or paid. In the event of any liquidation, insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Ceding Company or the Reinsurer, the rights of offset and recoupment set forth in this Section 3.6 shall apply to the fullest extent permitted by Applicable Law. Section 3.7. Premium Taxes. For each Accounting Period, the Parties shall cooperate and provide the other with information regarding Premium Taxes that is reasonably necessary to calculate the Reinsurer’s liability hereunder. Section 3.8. Reports. (a) For as long as the Administrative Services Agreement remains in effect, the Administrator will provide to the Ceding Company periodic accounting and other reports with respect to the Reinsured Contracts as specified in the Administrative Services Agreement. In the event that the Administrative Services Agreement is not in effect, the Ceding Company or its designee shall provide to the Reinsurer periodic accounting and other reports as reasonably necessary for the Reinsurer’s preparation and delivery of the Settlement Statement. (b) The Reinsurer shall provide written notice to the Ceding Company of the occurrence of any Recapture Event as promptly as practicable, but in no event later than five (5) Business Days after its occurrence. In addition, the Reinsurer shall cooperate fully with the Ceding Company and promptly respond to the Ceding Company’s reasonable inquiries from time to time concerning the determination of whether a Recapture Event has occurred. (c) Within thirty (30) days after the end of each Accounting Period, the Reinsurer shall deliver to the Ceding Company a report setting forth (i) the Required Balance as of the end of such Accounting Period and (ii) after establishment of the Trust Account pursuant to Section 6.1, a complete list of the Eligible Assets in the Trust Account and their respective Statutory Book Values as of the end of such Accounting Period (the “Trust Account Report”). (d) No later than April 1 of each year, the Reinsurer shall provide to the Ceding Company (i) copies of any actuarial opinions and actuarial memoranda and all reserve calculations prepared by on behalf of the Reinsurer by the Reinsurer’s or its designee’s actuaries, independent or otherwise, pertaining to the Reinsured Contracts and (ii) a certification by the appointed actuary of the Reinsurer as to the General Account Reserves and Separate Account Reserves reported by the Reinsurer with respect to the Reinsured Contracts. If the Ceding Company believes that the General Account Reserves or the Separate Account Reserves are not consistent with the

- 20 - requirements for such calculation in all material respects, the Reinsurer shall, at the Ceding Company’s request, obtain and deliver to the Ceding Company an actuarial opinion as to the adequacy of the General Account Reserves or the Separate Account Reserves, as applicable, produced by an independent actuary reasonably acceptable to the Ceding Company. In the event that the actuarial opinion so rendered reasonably indicates a material inadequacy in the General Account Reserves or the Separate Account Reserves, as applicable, or in the Reinsurer’s or its designee’s procedure for determining General Account Reserves or the Separate Account Reserves, as applicable, the Reinsurer shall promptly adjust the amount of the General Account Reserves or the Separate Account Reserves, as applicable, and shall implement appropriate changes to such procedures so as to avoid inadequacies in future periods. The Reinsurer shall timely provide written notice to the Ceding Company of any material changes in the reserve basis or reserve methodology used in calculating the General Account Reserves or the Separate Account Reserves. ARTICLE IV. ADMINISTRATION Section 4.1. Administration. (a) Prior to the effectiveness of the Administrative Services Agreement, the Reinsurer shall, in accordance with Section 3.3, pay to the Ceding Company or its designee, for each Accounting Period, an expense allowance equal to the Ceding Company’s actual cost for administration of the Reinsured Contracts with respect to such Accounting Period. (b) For as long as the Administrative Services Agreement remains in effect, the Administrator will administer the Reinsured Contracts on behalf of the Ceding Company, in each instance, in accordance with the terms of the Administrative Services Agreement. In consideration of the administration of the Reinsured Policies by the Administrator on behalf of the Ceding Company, the Reinsurer shall, in accordance with Section 3.3, pay to the Ceding Company, for each Accounting Period, an expense allowance equal to the actual amount payable by the Ceding Company to the Administrator pursuant to the Administrative Services Agreement with respect to such Accounting Period; provided, that the Reinsurer shall pay such expense allowance directly to the Administrator, such payment being in satisfaction of the Ceding Company’s obligation for payment under Section 10.1 of the Administrative Services Agreement. (c) In the event that the Administrative Services Agreement is not in effect, the Ceding Company shall appoint a third-party administrator reasonably acceptable to the Reinsurer (the “Successor Administrator”) to administer the Reinsured Contracts on behalf of the Ceding Company; provided, that the Ceding Company shall not enter into any agreements providing for the administration of the Reinsured Contracts without the prior written consent of the Reinsurer (such consent not to be unreasonably withheld, conditioned or delayed). The Reinsurer shall, in accordance with Section 3.3, pay to the Ceding Company, for each Accounting Period, an expense allowance equal to the actual amount payable by the Ceding Company to the Successor Administrator pursuant to such agreement with respect to such Accounting Period; provided, that the Reinsurer may pay such expense allowance directly to the Successor Administrator. When administering or providing for the administration of the Reinsured Contracts, the Ceding Company shall act (i) with the skill, diligence and experience that would reasonably be expected from

- 21 - experienced and qualified personnel performing such duties in like circumstance, (ii) in good faith; (iii) in a manner consistent in all material respects with the Ceding Company’s then-current practice with respect to the servicing of its business generally; and (iv) in accordance with the terms of the Reinsured Contracts, any Governmental Orders and Applicable Law. The Ceding Company shall not take or consent to any material action or election or exercise any discretion with respect to any material element of the Reinsured Contracts and any agreement providing for the administration of the Reinsured Contracts except at the direction of the Reinsurer; provided that the Ceding Company shall be permitted to take or consent to any such material action or election or exercise of discretion with respect to any material element of the Reinsured Contracts to the extent required by the terms of the Reinsured Contracts, Applicable Law or any Governmental Order, or required by any Governmental Authority or to the extent taking or failing to take such action or election or exercise of discretion would, or would reasonably be expected to, adversely affect the Ceding Company in a material manner economically or otherwise, after accounting for the benefits expected to be received by the Ceding Company under this Agreement and the Administrative Services Agreement. Section 4.2. Producers; Selling and Other Agreements. The Ceding Company shall not modify, terminate or amend, or waive (a) any of its rights or obligations under any agreement or portion thereof between it or any of its Affiliates, on the one hand, and any Producer who has solicited, sold, marketed, produced or serviced any of the Reinsured Contracts, on the other hand, to the extent such modification, termination, amendment or waiver would adversely impact the Reinsurer or increase the Reinsurer’s liability hereunder; or (b) any of its rights or obligations under any agreement between it or any of its Affiliates, on the one hand, and any third party, on the other hand, to the extent related to the Separate Account Charges; except, in each case of (a) and (b), (i) to the extent not related to the Reinsured Contracts or with the Reinsurer’s prior written consent, (ii) to the extent required by Applicable Law, (iii) to the extent required by any applicable Governmental Authority, (iv) to the extent required by any Governmental Order or (v) to the extent failure to do so would, or would reasonably be expected to, adversely affect the Ceding Company in a material manner economically or otherwise, after accounting for the benefits expected to be received by the Ceding Company under this Agreement and the Administrative Services Agreement. Section 4.3. Books and Records and Access. (a) Each of the Ceding Company and the Reinsurer shall prepare and maintain its respective Books and Records relating to the Reinsured Contracts in accordance with (i) Applicable Law, (ii) the terms and conditions of this Agreement and (iii) such Party’s internal record retention procedures and policies. During the term of this Agreement, the Ceding Company shall promptly provide the Reinsurer with copies of all Books and Records generated with respect to the Reinsured Contracts. Upon any reasonable request from the Reinsurer or its Representatives, the Ceding Company shall (x) provide to the Reinsurer and its Representatives reasonable access to such records during normal business hours to the Ceding Company’s Books and Records pertaining to the Reinsured Contracts, the Reinsured Liabilities, this Agreement or the Reinsurer’s rights hereunder; provided that such access shall not unreasonably interfere with the conduct of the business of the Ceding Company, (y) permit the Reinsurer and its Representatives to inspect, photocopy and audit copies of such Books and Records at their own cost, including as pertains to the payment of Reinsured Liabilities and the administration of the

- 22 - Reinsured Contracts and (z) make available to the Reinsurer its personnel knowledgeable with respect thereto to facilitate such inspection and audit. The Reinsurer shall give the Ceding Company reasonable prior notice of the need for such access and shall comply with any reasonable written instructions provided by the Ceding Company in connection with the access to any of the Ceding Company’s Books and Records. (b) Notwithstanding anything to the contrary set forth in this Section 4.3, the Ceding Company shall not be required to transfer or disclose any information to the Reinsurer if such transfer or disclosure would (i) contravene any Applicable Law or Governmental Order; provided that, the Ceding Company shall (A) notify the Reinsurer in reasonable detail of the circumstances giving rise to contravention of Applicable Law or Governmental Order, (B) cooperate in any reasonable best efforts and requests for waivers and (C) use its reasonable best efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case that would enable any otherwise required disclosure to the Reinsurer to occur without so contravening such Applicable Law or Governmental Order, (ii) except as set forth in the Stock Purchase Agreement, require the Ceding Company or its Affiliates to disclose any Tax Return, any Tax records or any related material (except for Tax records (or portions thereof) prepared solely with respect to the Ceding Company), (iii) reveal confidential competitive information or (iv) require the Ceding Company or its Affiliates to provide any personnel file, medical file or related records of any employee. (c) During or after the term of this Agreement, the Ceding Company shall not (i) use the Books and Records or any elements thereof relating to the Reinsured Contracts for any purpose other than fulfilling its obligations under this Agreement or as required by Applicable Law or (ii) sell, transfer, assign, disclose or license the Books and Records or any portion thereof to any party other than the Reinsurer, except that the Ceding Company may disclose the Books and Records (x) to the Ceding Company’s Representatives; provided, that (A) such Representatives agree to be bound by this Section 4.3(c) and (B) the Ceding Company shall be responsible for any breach of this provision by any of its Representatives; and (y) if required by any Governmental Authority; provided, that the Ceding Company shall (1) notify the Reinsurer of such required disclosure in advance (to the extent such prior notice is permitted to be given under Applicable Law), (2) to the extent reasonably requested by the Reinsurer, cooperate with the Reinsurer in seeking an appropriate order or other remedy protecting such information from disclosure and (3) only disclose such portion of the Books and Records as is required by such Governmental Authority and use its reasonable best efforts to secure confidential treatment of any such disclosed portion of the Books and Records. (d) Notwithstanding anything to the contrary herein or in any of the Transaction Agreements, the Reinsurer may, subject only to compliance with Applicable Law, use the Books and Records and any portion thereof for any legitimate business purpose. Section 4.4. Programs of Internal Replacement. (a) The Ceding Company shall not solicit, or allow any of its Affiliates to solicit, directly or indirectly, policyholders of the Reinsured Contracts in connection with any program of internal replacement. The term “program of internal replacement” means any program sponsored or supported by the Ceding Company or any of its Affiliates that is offered on a targeted

- 23 - basis to policy owners of the Reinsured Contracts in which a Reinsured Contract is exchanged for another policy that is written by the Ceding Company or any Affiliate of the Ceding Company or any successor or assignee of any of them; provided, however, that (i) the actions and recommendations of the non-Affiliate agents, general agents or brokers of the Ceding Company or its Affiliates, acting independently and not at the direction of the Ceding Company or its Affiliates shall not constitute a program of internal replacement and (ii) nothing in this Section 4.4(a) shall prohibit the Ceding Company or any of its Affiliates from engaging in general solicitations or marketing efforts not targeted at policy owners, insureds and beneficiaries under the Reinsured Contracts or otherwise issuing policies to any Person who contacts the Ceding Company or any of its Affiliates on their own initiative without solicitation or as a result of such general solicitation or marketing efforts. (b) For the avoidance of doubt, nothing in this Agreement shall prevent or restrict the Reinsurer from soliciting or allowing any of its Affiliates to solicit, directly or indirectly, policyholders of the Reinsured Contracts to exchange their Reinsured Contracts for another policy that is written by the Reinsurer or any Affiliate of the Reinsurer or any successor or assignee of any of them, subject to compliance with Section 7.04 of the Stock Purchase Agreement. Section 4.5. Novation. (a) Following the Effective Time, the Reinsurer and the Ceding Company shall cooperate in good faith to (i) offer to Policyholders the opportunity to novate from the Ceding Company to the Reinsurer such Policyholder’s Reinsured Contracts and (ii) effect the novation of any such Reinsured Contracts following receipt of appropriate regulatory approvals and Policyholder consents (any Reinsured Contracts to be novated pursuant to this Section 4.5, the “Novation Contracts”). (b) In furtherance and not in limitation of the foregoing, the Ceding Company and the Reinsurer shall each use reasonable best efforts to obtain all required consents and approvals from and make all required filings with all Governmental Authorities with respect to the Novation Contracts and cooperate with each other in seeking any and all consents and approvals and making such filings. The Reinsurer shall reimburse the Ceding Company for its reasonable and documented out-of-pocket fees and expenses in connection with any novation. (c) Subject to receipt of approval of any form filing or other approval required by any Governmental Authority having jurisdiction over each certificate evidencing the Reinsurer’s assumption as its direct obligation of the Novation Contracts (the “Assumption Certificates”) and/or the assumption of the Reinsured Contracts contemplated by this Agreement, the Reinsurer shall, at its sole cost and expense, provide each Policyholder of a Novation Contract an Assumption Certificate and other assumption-related notices and information required by Applicable Law as soon as reasonably practicable after receipt of such approvals. Such Assumption Certificates and other-assumption-related information shall be sent by the Reinsurer by first class mail or other delivery method permissible under Applicable Law. (d) The Ceding Company agrees to cooperate reasonably and promptly with the Reinsurer regarding the form of communications with Policyholders or Governmental Authorities

- 24 - by either the Ceding Company or the Reinsurer regarding the novation of the Novation Contracts. Unless required by Applicable Law, the Reinsurer shall not be obligated to (i) make more than one communication to any Policyholder of a Novation Contract with respect to such Policyholder’s consent to novate such Novation Contract or (ii) obtain any minimum number of Policyholder consents prior to effecting the novation of any Novation Contracts; provided that the Reinsurer shall use commercially reasonable efforts to make reasonably equivalent communications to all Policyholders, taking into account the differences between Applicable Law in such Policyholder’s state. (e) Novation Contracts satisfying all of the requirements for novation under Applicable Law, as reasonably determined by the Reinsurer, shall be novated by the Ceding Company and assumed by the Reinsurer effective from time to time, but in no event later than the last day of the calendar quarter immediately following the calendar quarter in which all such requirements are satisfied or another date agreed upon by the Parties. Any such contracts shall cease to be “Reinsured Contracts” under this Agreement, and shall thereafter not be reinsured under Article II (such contracts, the “Novated Contracts”). Notwithstanding the foregoing, in the event that a Novated Contract is determined by appropriate Governmental Authorities or a court of competent jurisdiction to not be novated from the Ceding Company to the Reinsurer (including in jurisdictions requiring the insured’s or Policyholder’s affirmative consent for novation where the insured or Policyholder, as the case may be, either did not or refused to provide such consent), then such Novated Contract shall for all purposes of this Agreement be deemed, retroactive to the Effective Time, to be a Reinsured Contract and such novation shall be null and void and of no effect. All contracts not so novated shall remain Reinsured Contracts of the Ceding Company and reinsured to the Reinsurer in accordance with the terms of this Agreement. (f) Upon the satisfaction of all requirements for the novation and assumption of a Novation Contract, (i) the Ceding Company shall be deemed to have assigned and transferred all of its rights relating to such Novated Contract as of the assumption date, (ii) the Reinsurer shall be deemed to have assumed and accepted all of the Reinsured Liabilities under or arising out of the applicable Novated Contract and (iii) the Ceding Company shall be released and discharged from further obligations to the holders of the applicable Novated Contract and their respective rights against each other thereunder shall be cancelled. The Reinsurer hereby agrees that it shall be directly and solely liable for such Reinsured Liabilities. As of each assumption date, the Reinsurer shall assume all Reinsured Liabilities under or arising out of the applicable Novated Contract such that the Reinsurer shall be considered and deemed the original party in lieu of the Ceding Company in respect of such Reinsured Liabilities. The Reinsurer shall bear and shall have sole and full responsibility for the Novated Contracts, including, but not limited to, responsibility for all administrative costs relating thereto. For the avoidance of doubt, a Novated Contract shall not constitute the creation of a new contract or the termination of the applicable Novation Contract; rather such Novated Contract shall be considered and deemed a continuation of the existing contract as if the Reinsurer was the original party thereto in lieu of the Ceding Company in respect of the Reinsured Liabilities under or arising out of the applicable Novation Contract. Further, upon the assumption of any Separate Account Novated Contract relating to the Ceding Company’s Index Strategies Separate Account, the Ceding Company shall transfer to the Reinsurer assets from such Index Strategies Separate Account, selected by the Reinsurer in the ordinary course of business and in accordance with Applicable Law, in an amount equal to the Separate Account Reserves related to the applicable Novated Contracts, and upon the assumption of any Separate

- 25 - Account Novated Contract relating to the Ceding Company’s Variable Account B, the Ceding Company shall transfer to the Reinsurer assets from such Variable Account B in an amount equal to the Fair Market Value of assets held in such Variable Account B related to such Novated Contracts. ARTICLE V. LICENSES; RESERVE CREDIT Section 5.1. Licenses; Reserve Credit. (a) At all times during the term of this Agreement, the Ceding Company shall hold and maintain all licenses and authorizations required under Applicable Law to perform its obligations hereunder and under the terms of the Reinsured Contracts. (b) At all times during the term of this Agreement, the Reinsurer shall, at its own cost and expense, (i) hold and maintain its license status in the State of Arizona and (ii) take all other actions reasonably necessary (including posting letters of credit, establishing a credit for reinsurance trust or other acceptable security in accordance with the terms hereof) (A) so that, subject to Section 5.1(c), the Ceding Company may receive Reserve Credit and (B) to perform its obligations hereunder. The Reinsurer shall promptly notify the Ceding Company upon the occurrence of a Reserve Credit Event. Upon the occurrence of a Reserve Credit Event, the Reinsurer shall, at its own expense, take all steps necessary so as to permit the Ceding Company to obtain Reserve Credit no later than the third (3rd) Business Day prior to the end of the calendar quarter during which such event occurred. In such event, at the election of the Reinsurer upon notice to the Ceding Company, this Agreement and the Trust Agreement shall be modified as set forth in Schedule E to provide a credit for reinsurance trust automatically and without the need for further action on the part of any other party to the Trust Agreement. In such event and at the request of the Reinsurer, the Ceding Company shall cooperate in good faith to promptly amend this Agreement or the Trust Agreement, or execute such other documents and papers, to include such additional or alternate provisions to the extent necessary to enable the Ceding Company to receive Reserve Credit. (c) Notwithstanding the provisions of Section 5.1(a), if the Ceding Company changes its state of domicile following the date hereof to (i) a state in which the Reinsurer is not licensed at the time of such change in domicile, (ii) California or (iii) New York, the Reinsurer shall not be required to modify, amend or alter this Agreement or any other Transaction Agreement, or enter into any arrangements, increase the Required Balance or any other amounts required to be deposited or held pursuant to collateralization arrangement or otherwise take any steps that it would not otherwise be required to take had the Ceding Company not changed its state of domicile. (d) Following a termination and recapture pursuant to Section 9.3, the Reinsurer shall promptly execute and file such documents as are reasonably necessary to release its security interest in the assets supporting the reserves of the Reinsured Contracts held in the Separate Accounts pursuant to the terms of the Security Agreement.

- 26 - ARTICLE VI. TRUST ACCOUNT Section 6.1. Trust Account. (a) In order to secure the obligations of the Reinsurer hereunder, the Ceding Company, the Reinsurer and the Trustee, shall, on the Stock Purchase Agreement Closing Date, enter into the Trust Agreement. The Trustee (a) shall be a qualified United States financial institution authorized to act as a fiduciary of a trust and (b) shall not be a parent, subsidiary or Affiliate of the Ceding Company or the Reinsurer. The Trust Account will be clearly designated as a segregated account on the books, records and information systems of the Trustee. During the term of the Trust Agreement, the Reinsurer shall not, and shall direct that the Trustee shall not, grant or cause or permit to be created or granted in favor of any third person any security interest whatsoever in any of the assets in the Trust Account or in the residual interest therein. (b) On the Stock Purchase Closing Date, the Reinsurer shall transfer to the Trust Account cash and/or Eligible Assets with a Statutory Book Value equal to the Required Balance as of the last day of the Accounting Period most recently ended prior to the Stock Purchase Closing Date. Section 6.2. Value of Assets in Trust. Assets in the Trust Account shall be valued according to their then-current Statutory Book Value, and an amount thereof at least equal to the Required Balance shall consist only of investments of the types permitted as admitted assets by the Applicable Law of the State of Arizona; provided, that such investments comply with the Investment Guidelines (such assets, the “Eligible Assets”). Section 6.3. Depositing Assets in Trust. Prior to depositing assets with the Trustee, the Reinsurer or, if the Ceding Company is depositing assets into the Trust Account on behalf of the Reinsurer, the Ceding Company, will execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations, or any assets requiring assignments, in order that the Trustee may whenever necessary negotiate these assets without the consent or signature from the Reinsurer. Section 6.4. Rebalancing the Trust Account. At any time after the establishment of the Trust Account and initial deposit of Eligible Assets pursuant to Section 6.1: (a) If the Trust Account Balance as of the end of any Accounting Period is less than the Required Balance as set forth in the Trust Account Report for such Accounting Period, then the Reinsurer shall deposit additional Eligible Assets into the Trust Account within ten (10) Business Days following the date of delivery of such Trust Account Report such that the Trust Account Balance is no less than the Required Balance set forth in such Trust Account Report. (b) [***]. Section 6.5. Trust Account Withdrawals. At any time after the establishment of the Trust Account and initial deposit of Eligible Assets pursuant to Section 6.1, if, as of the end of any Accounting Period, the Trust Account Balance exceeds the Required Balance, then within

- 27 - ten (10) Business Days after the delivery of the applicable Trust Account Report, the Reinsurer may make a written demand to the Trustee, with written notice to the Ceding Company, to release to the Reinsurer assets in the Trust Account and the Trustee shall release such assets if the Reinsurer certifies to the Trustee in writing, with a copy to the Ceding Company, that all of the following conditions would be satisfied after any such withdrawal: (a) no Recapture Event has occurred and is continuing and (b) the Trust Account Balance after giving effect to such withdrawal shall be no less than the Required Balance; provided, however, that with respect to any withdrawal and transfer of cash or assets in connection with the payment by the Reinsurer of an amount payable under the Net Settlement with respect to the General Account Liabilities, if the conditions in (a) and (b) are both met, the Reinsurer may direct the Trustee to release such cash or assets, with written notice to the Ceding Company, upon presentation to the Trustee of a certification that such conditions are met. Section 6.6. Substitution of Assets. Upon email notice to the Ceding Company, the Reinsurer shall have the right to instruct the Trustee to substitute or exchange assets contained within the Trust Account; provided that (a) the aggregate Statutory Book Value of the replacement assets are at least equal to the aggregate Statutory Book Value of the Eligible Assets being removed from the Trust Account, and (b) the Market-to-Book Ratio following such substitution shall be at least equal to the Market-to-Book Ratio immediately prior to such substitution. Section 6.7. Permitted Use of Trust Account Assets. The Ceding Company shall be permitted to withdraw assets from the Trust Account only if (a) a Recapture Event has occurred and is continuing or (b) the Reinsurer has not paid an amount in full that is due and owing to the Ceding Company under this Agreement and remains unpaid following the expiration of any applicable payment period in respect thereof; and then only for one or more of the following purposes: (i) to pay, or reimburse the Ceding Company for, undisputed amounts due, but not yet recovered from, the Reinsurer under this Agreement in order to satisfy liabilities of the Reinsurer under this Agreement; and (ii) to pay expenses relating to the withdrawal, liquidation or enforcement of legal rights with respect to the Trust Account assets to the extent such amounts are not being disputed by the Reinsurer in good faith. Section 6.8. Excess Withdrawals. The Ceding Company shall promptly return (or instruct the Trustee to return) to the Trust Account any assets withdrawn from the Trust Account (and interest paid or accrued thereon) in excess of the actual amounts permitted to be withdrawn pursuant to Section 6.7, and such excess amount shall bear additional interest calculated at a rate equal to the Interest Rate from the time that such excess amount is outstanding until such excess amount is returned to the Trust Account. Pending such return, the Ceding Company shall hold all such amounts in trust, separate and apart from its other assets, for the benefit of the Reinsurer. Section 6.9. Application of this Article. All of the foregoing provisions of this Article VI are to be applied without diminution because of insolvency on the part of either the Ceding Company or the Reinsurer. In the event that a statutory trust is put in place to secure reinsurance credit, the parties will revise the provisions of this Article VI as necessary to conform to the requirements under Applicable Law of such a statutory trust.

- 28 - ARTICLE VII. OVERSIGHTS; COOPERATION Section 7.1. Oversights. Inadvertent delays, oversights, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either Party from any liability that would have attached had such delay, oversight, error or omission not occurred;. The Parties shall nevertheless cooperate in good faith to rectify such delay, oversight, error or omission as soon as possible after discovery so that both Parties shall be restored as closely as possible to the positions they would have occupied if no delay, oversight, error or omission had occurred. Section 7.2. Discovered Contracts. If, at any time following the Closing Date, the Ceding Company or the Reinsurer discovers one or more policies, contracts or other evidences of insurance of a product included in the definition of “Excluded Business” (as defined in the Stock Purchase Agreement) that was not included on Schedule A (a “Discovered Contract”), then the Ceding Company or the Reinsurer, as applicable, shall promptly notify the other Party in writing of the existence of such Discovered Contract and (a) such Discovered Contract shall be automatically reinsured as a Reinsured Contract pursuant to this Agreement on the applicable reinsurance basis set forth in Section 2.1 as of the Discovered Contract Transfer Time, (b) the Reinsurer will deliver to the Ceding Company an updated Schedule A including such policy form(s), (c) the Ceding Company shall deposit into the Trust Account cash or assets with an aggregate Statutory Book Value equal to the Quota Share of the General Account Reserves associated with such Discovered Contract as of the Discovered Contract Transfer Time; provided, that, solely with respect to any Discovered Contract transferred after the Stock Purchase Agreement Closing Date, such amounts associated with such Discovered Contract were reflected as a liability on the Final Closing Statement (as defined in the Stock Purchase Agreement) and (d) the Ceding Company shall deposit into the applicable Separate Account cash or assets with an aggregate Statutory Book Value equal to the Quota Share of the Separate Account Reserves associated with such Discovered Contract as of the Discovered Contract Transfer Time, solely to the extent cash or assets relating to such Separate Account Reserves were not previously held in such Separate Account; provided, that, solely with respect to any Discovered Contract transferred after the Stock Purchase Agreement Closing Date, such amounts associated with such Discovered Contract were reflected as a liability on the Final Closing Statement (as defined in the Stock Purchase Agreement). Section 7.3. Cooperation. The Ceding Company and the Reinsurer shall cooperate with each other in order to accomplish the objectives of this Agreement by furnishing additional information and executing and delivering any additional documents as may be reasonably requested by the other to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement or the other Transaction Agreements, or to aid in the preparation of any regulatory filing or financial statement; provided, however, that any such additional documents must be reasonably satisfactory to each Party and not impose upon either Party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement or the other Transaction Agreements.

- 29 - Section 7.4. Regulatory Matters. Solely to the extent not otherwise covered by the Administrative Services Agreement, if the Ceding Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation or proceeding from or at the direction of a Governmental Authority relating to or affecting the Reinsured Contracts that would reasonably be expected to have an adverse effect on the other Party, the Ceding Company or the Reinsurer, as applicable, shall promptly notify the other Party thereof, whereupon the Parties, at their own expense, shall cooperate in good faith and use their respective reasonable best efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances; provided that the Ceding Company may respond to an inquiry, investigations or proceeding from a Governmental Authority without consulting with the Reinsurer if the Reinsurer does not respond to the notice of such inquiry, investigation or proceeding within ten (10) Business Days of receipt thereof. Solely to the extent not otherwise covered by the Administrative Services Agreement, the Ceding Company and the Reinsurer shall, and shall cause their respective Affiliates to, refrain from contacting or communicating with any Governmental Authority with respect to the Reinsured Contracts without the prior written consent of the other Party, except (A) contact or communication expressly provided for herein or in the Transaction Agreements, (B) ordinary contact or communication associated with routine audits and examinations, or (C) as required by Applicable Law; provided, that should contact or communication with a Governmental Authority be required as set forth in clauses (A), (B) or (C), the communicating Party will provide written notice to the other Party. ARTICLE VIII. INSOLVENCY Section 8.1. Insolvency of the Ceding Company. (a) In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Ceding Company or its statutory liquidator, receiver or statutory successor on the basis of the liability of the Ceding Company under the Reinsured Contracts without diminution because of the insolvency of the Ceding Company. (b) It is understood, however, that in the event of such an insolvency of the Ceding Company, the liquidator, receiver or statutory successor of the Ceding Company shall give written notice of the pendency of a claim against the Ceding Company on a Reinsured Contract within a reasonable period of time after such claim is filed in the applicable insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer will be chargeable, subject to Applicable Law and court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. (c) In the event of the insolvency of the Ceding Company, subject to Applicable Law, the Reinsurer shall pay any amounts otherwise due and payable by the Reinsurer to the

- 30 - Ceding Company hereunder directly to the named insureds or their designees under the Reinsured Contracts (each, a “Payee”), in accordance with and subject to the terms, conditions, exclusions and limitations of such Reinsured Contract. Any such payment by the Reinsurer shall discharge the Ceding Company from its related payment obligation under the subject Reinsured Contract and shall be treated as a payment by the Ceding Company for all purposes of such Reinsured Contract and related documentation and otherwise. In the event of any payment by the Reinsurer under this Section 8.1(c), the Reinsurer shall have the right to mitigate loss or otherwise to exercise any right of the Ceding Company with respect to the loss or claim under the subject Reinsured Contract. (d) The Reinsurer shall have no obligation to indemnify the Ceding Company for amounts paid or payable by the Ceding Company in respect of a Reinsured Contract to the extent of any payments made by the Reinsurer to the applicable Payee under such Reinsured Contract in accordance with Section 8.1(c), and the Reinsurer shall be discharged of its payment obligations to the Ceding Company, or to its liquidator, receiver or statutory successor under this Agreement to the extent of such payments. The cut-through afforded by Section 8.1(c) shall not be available, and the Payee shall not have any claim against, the Reinsurer pursuant to this Agreement if, under Applicable Law, regulation, court rule or order or similar requirement, either: (a) the Reinsurer’s direct payment to such Payee shall not, to the extent thereof, discharge the Reinsurer’s obligations to the Ceding Company or its liquidator, receiver or statutory successor or (b) the Reinsurer is required to make any payment to the Ceding Company or its liquidator, receiver or statutory successor notwithstanding the provisions of this Agreement. Nothing herein or in the Reinsured Contracts shall be construed to require the Reinsurer to make duplicative payments that have been made by the Ceding Company. (e) It is the intent of the Parties that the cut-through provision of this Section 8.1 comply with Section 20-261 of the Arizona Insurance Code and any successor statute or amendments thereto. At the Reinsurer’s option, the Ceding Company and the Reinsurer shall in good faith negotiate mutually acceptable amendments to the cut-through provision of this Section 8.1 or in good faith negotiate other agreements or additional documents, as necessary, to assure that the cut-through provision complies with Section 20-261 of the Arizona Insurance Code and any successor statute or amendments thereto. All other terms and conditions of this Agreement shall remain in full force and effect. ARTICLE IX. DURATION; RECAPTURE Section 9.1. Duration. This Agreement shall continue in force until such time as (i) the Ceding Company’s Liability arising out of or related to all Reinsured Contracts is terminated in accordance with their respective terms and each Party has received payments which discharge the other Party’s liabilities incurred hereunder prior to such termination or (ii) in accordance with Section 9.3, if the Ceding Company has elected to recapture the reinsurance of the Reinsured Contracts, and each Party has received payments which discharge the other Party’s liability in full in accordance with Section 9.4 and the other terms of this Agreement.

- 31 - Section 9.2. Survival. Notwithstanding the other provisions of this Article IX, the terms and conditions of Articles I , VIII and IX, and the provisions of Section 3.6, Section 13.1, Section 13.3, Section 13.4, Section 13.5, Section 13.6, Section 13.9, Section 13.10 and Section 13.11 shall remain in full force and effect after the termination of this Agreement. Section 9.3. Recapture. (a) Upon the occurrence and during the continuation of a Recapture Event, the Ceding Company shall have the right (but not the obligation) to terminate this Agreement and recapture all, and not less than all, of the Reinsured Contracts by providing the Reinsurer with written notice of its intent to effect a termination and recapture. (b) Upon the occurrence of a Reinsurer Termination Event, the Reinsurer shall have the right (but not the obligation) to terminate this Agreement and cause the Ceding Company to recapture all, and not less than all, of the Reinsured Contracts by providing the Ceding Company written notice of its intent to effect a termination. (c) Termination of this Agreement and recapture of the Reinsured Contracts shall be effective on the later of (i) the tenth (10th) calendar day following the day on which the Ceding Company or the Reinsurer, as applicable, has provided the other Party with written notice of its intent to effect a termination and (ii) solely after a Reserve Credit Event, the end of the quarter in which the Ceding Company has provided the Reinsurer with written notice of its intent to effect a termination (the later of such dates, the “Recapture Date”); provided, that if the Reinsurer or the Ceding Company, as applicable, cures such Recapture Event prior to the Recapture Date, then this Agreement shall not terminate and shall continue in force. (d) Following a termination and recapture pursuant to this Section 9.3, including payment of any Terminal Settlement Amount pursuant to Section 9.4, both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Reinsured Contracts, other than any payment obligations due hereunder prior to the Recapture Date but still unpaid on such date and any breaches of this Agreement prior to such date. (e) Following a termination and recapture pursuant to this Section 9.3, the Reinsurer shall promptly execute and file such documents as are reasonably necessary to release its security interest in the assets supporting the reserves of the Reinsured Contracts held in the Separate Accounts pursuant to the terms of the Security Agreement. (f) The Ceding Company shall continue to promptly pay to the Reinsurer any Reinsurer Receivables it receives that were due to the Reinsurer prior to the Recapture Date. The Ceding Company shall have no right to recapture the Reinsured Contracts outside of a termination effected pursuant to this Article IX. Section 9.4. Recapture Payment. In connection with a termination and recapture effected pursuant to Section 9.3, the Reinsurer shall prepare a settlement statement within thirty (30) calendar days of the Recapture Date (the “Terminal Settlement Statement”) setting forth the terminal settlement amount calculated in accordance with Schedule C (the “Terminal Settlement Amount”). If the Terminal Settlement Amount is positive, the Reinsurer shall pay such

- 32 - amount to the Ceding Company at the time it delivers the Terminal Settlement Statement to the Ceding Company. If the Terminal Settlement Amount is negative, the Ceding Company shall pay the absolute value of such amount to the Reinsurer within thirty (30) calendar days of its receipt of the Terminal Settlement Statement. Concurrently with payment of the Terminal Settlement, any and all assets remaining in the Trust Account not used to pay such Terminal Settlement shall be returned to the Reinsurer. In the event that the Ceding Company disagrees with the calculation of the Terminal Settlement Amount, the Ceding Company shall, within thirty (30) calendar days after its receipt of the Terminal Settlement Statement, deliver written notice to the Reinsurer of such disagreement and the Parties shall attempt in good faith to resolve such disagreement. Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement within thirty (30) calendar days after the Ceding Company delivers written notice of any such disagreement to the Reinsurer, the Parties shall jointly appoint the Independent Actuary to determine the Terminal Settlement Amount. The Parties shall instruct the Independent Actuary to limit its review to matters remaining in dispute at the time submitted to the Independent Actuary and to render a decision within ten (10) Business Days after submission of the dispute to such Independent Actuary. The Independent Actuary’s determination of the Terminal Settlement Amount shall be final and binding upon the Parties; provided that the Ceding Company or the Reinsurer may request that the Independent Actuary correct any clerical, typographical or computational errors. The fees of the Independent Actuary shall be paid by the Party whose position with respect to the matter in dispute is further from the Independent Actuary’s final determination. After a final and binding resolution of any dispute described in this Section 9.4 is reached, the Parties agree to make any necessary adjustments to the Terminal Settlement Amount under this Section 9.4 and to pay any amounts within the timeframes set forth herein. Notwithstanding any other provision of this Agreement to the contrary, a Party’s obligation to make payment of any undisputed amounts pursuant to this Section 9.4 shall become due on the date specified in this Section 9.4, including the payment of any undisputed portion of an amount that is in dispute. The disputed portion of any payments that are subsequently determined to be due shall be paid with interest calculated thereon at the Interest Rate from the date such payment would have been due if not disputed to the date of payment. ARTICLE X. INDEMNIFICATION Section 10.1. [***]. Section 10.2. [***].Indemnification Procedures. (a) If any Indemnitee receives notice of the assertion or commencement of any Action or other legal proceeding instituted by any Person that is not a Party or an Affiliate of a Party or a Representative of the foregoing (a “Third Party Claim”) against such Indemnitee in respect of which the Party required to indemnify such Indemnitee under Section 10.1 or Section 10.2 (each, an “Indemnitor”) may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor prompt written notice (but in no event later than 30 days after such receipt by the Indemnitee of notice of the assertion or commencement of such Action) thereof and such notice shall include a reasonable description of the claim and any documents relating to the claim and an estimate of the Loss (to the extent ascertainable) and shall

- 33 - reference the specific sections of this Agreement that form the basis of such claim; provided that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is prejudiced by such delay. Thereafter, the Indemnitee shall deliver to the Indemnitor, promptly after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. (b) The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and may assume the defense thereof with counsel selected by the Indemnitor, at its own expense, by delivery of written notice to the Indemnitee; provided that, the Indemnitee shall be entitled to assume the defense of any Third Party Claim (at the Indemnitor’s expense in accordance with this Article X) (i) for any period during which the Indemnitor has not assumed the defense thereof, (ii) if the Indemnitor fails to take reasonable steps necessary to defend diligently the action or proceeding after delivery of notice by the Indemnitor that it would assume the defense or (iii) if the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation against the Indemnitee. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense, provided that, the Indemnitor shall pay the reasonable and documented out-of-pocket fees and expenses of counsel retained by the Indemnitee (1) for any period during which the Indemnitor has not assumed the defense thereof or (2) if the Indemnitee determines (based on the opinion of counsel (including in- house counsel) to the Indemnitee) that (x) an actual or likely conflict of interest exists between the Indemnitor and the Indemnitee and makes representation of the two parties by the same counsel inappropriate or (y) one or more defenses or counterclaims are available to the Indemnitee that are inconsistent with those available to the Indemnitor. The Parties shall, and shall cause their respective Affiliates to, cooperate in the defense of any Third Party Claim, including the retention and (upon the other Party’s request) the provision of records and information that are relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise or discharge (or offer to pay, settle, compromise or discharge) any Third Party Claim without the Indemnitor’s prior written consent. If the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitor shall not settle, compromise or discharge such Third Party Claim without the written consent of the Indemnitee unless (A) the Indemnitor obtains, as a condition of any settlement or other resolution, a complete and unconditional release of each Indemnitee from any and all liability in respect of such Third Party Claim, (B) such settlement, compromise or discharge provides only for the payment of monetary damages and does not impose on the Indemnitee any non-monetary relief or any injunctive relief or other equitable remedy or other conditions, encumbrance or restrictions, (C) such settlement does not include a statement or admission of fault, culpability, or failure to act by or on behalf of the Indemnitee, (D) such settlement does not involve any finding or admission of any violation of Applicable Law or any violation of the rights of any Person on the part of the Indemnitee and (E) such settlement does not provide for any monetary liability of the Indemnitee that will not be promptly paid or reimbursed by the Indemnitor. If the Indemnitor submits to the Indemnitee a bona fide settlement offer that satisfies the requirements set forth in clauses (A)-(E) of the immediately preceding sentence and the Indemnitee refuses to consent as

- 34 - provided in this Section 10.3(b) to such settlement, then thereafter the Indemnitor’s liability to the Indemnitee with respect to such Third Party Claim shall not exceed the Indemnitor’s portion of the settlement amount included in such settlement offer, and the Indemnitee shall either assume the defense of such Third Party Claim or pay the Indemnitor’s attorney’s fees and other out-of- pocket costs incurred thereafter in continuing the defense of such Third Party Claim. (c) If an Indemnitee wishes to make a claim under this Article X that does not involve a Third Party Claim, the Indemnitee shall give written notice to the Indemnitor setting forth (i) a reasonably detailed description of the claim, (ii) a good faith estimate of the amount of the Loss (to the extent ascertainable) and (iii) the specific provision of this Agreement that the Indemnitee alleges to be breached or implicated, and such notice shall be accompanied by copies of all available documentation that may be necessary or appropriate for the purposes of enabling the Indemnitor to be informed and to take any and all appropriate decisions and actions in respect of the matter and Loss that is the subject of the claim; provided that failure to provide such notice on a timely basis shall not relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is prejudiced by such delay. Section 10.4. Additional Indemnification Provisions. (a) In any case where an Indemnitee recovers from a third Person not Affiliated with such Indemnitee, including any third party insurer, any amount in respect of any Loss paid by an Indemnitor pursuant to this Article X, such Indemnitee shall promptly pay over to the Indemnitor the amount so recovered (net of any out-of-pocket expenses incurred by such Indemnitee in procuring such recovery, which expenses shall not exceed the amount so recovered), but not in excess of the sum of (i) any amount previously paid by the Indemnitor to or on behalf of the Indemnitee in respect of such claim and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter. (b) If any portion of Losses to be paid by the Indemnitor pursuant to this Article X would reasonably be expected to be recoverable from a third Person not Affiliated with the relevant Indemnitee (including under any applicable third party insurance coverage) based on the underlying claim or demand asserted against such Indemnitor, then the Indemnitee shall promptly after becoming aware of such fact give notice thereof to the Indemnitor and, upon the request of the Indemnitor, shall use commercially reasonable efforts to collect the maximum amount recoverable from such third Person, in which event the Indemnitor shall reimburse the Indemnitee for all reasonable costs and expenses incurred in connection with such collection, including any resulting increase in insurance premiums (which costs and expenses of collection shall not exceed the amount recoverable from such third Person). If any portion of Losses actually paid by the Indemnitor pursuant to this Article X could have been recovered from a third Person not Affiliated with the relevant Indemnitee based on the underlying claim or demand asserted against such Indemnitee, then the Indemnitee shall transfer, to the extent transferable, such of its rights to proceed against such third Person as are necessary to permit the Indemnitor to recover from such third Person any amount actually paid by the Indemnitor pursuant to this Article X. (c) Neither Ceding Company nor the Reinsurer shall have any right to set off any unresolved indemnification claim pursuant to this Article X against any payment due pursuant to any other Transaction Agreement or any other agreement between the Parties.

- 35 - Section 10.5. No Duplication of Indemnity. To the extent that an Indemnitee has received payment in respect of a Loss pursuant to the provisions of any other Transaction Agreement, such Indemnitee shall not be entitled to indemnification for such Loss under this Agreement to the extent of such payment. In no event shall any Indemnitee (a) be entitled to duplicate Losses under this Agreement and any other Transaction Agreement attributable to the same underlying event giving rise to such Loss or Losses or (b) initiate duplicate proceedings under two or more Transaction Agreements seeking recovery for the same Loss or Losses. ARTICLE XI. TAXES Section 11.1. Withholding. Each Party and any of their agents shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign applicable Tax law. If a Party determines that an amount is required to be deducted or withheld, such Party shall use reasonable best efforts to: (i) provide written notice to the other Party, at least five (5) Business Days before the relevant payment of such deduction or withholding, (ii) cooperate in good faith with the other Party to reduce or eliminate the deduction or withholding of such amount and (iii) provide the other Party a reasonable opportunity to provide forms or documentation that would exempt such amounts from withholding. If any amount is so withheld and paid over to the applicable Governmental Authority, such amounts paid to the applicable Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the Person with respect to which such deduction or withholding was imposed. Without limiting the generality of the foregoing, each Party agrees to provide to the other on or before the date hereof an accurate and complete copy of IRS Form W-9 and shall deliver renewals or additional copies of such forms (or successor forms) to the other Party on or before the date that such forms expire or become obsolete. Section 11.2. DAC Tax Adjustment. (a) To the extent that Section 848 of the Code and corresponding Treasury Regulations Section 1.848-2 are applicable to the Reinsured Contracts, the Ceding Company and the Reinsurer hereby elect to make the joint election provided for in Treasury Regulations Section 1.848-2(g)(8) (the “DAC Tax Election”) and agree as follows: (i) The Parties will attach a schedule to their respective U.S. federal income tax returns identifying this Agreement as a reinsurance agreement for which the DAC Tax Election has been made, and will otherwise file their respective federal income tax returns in a manner consistent with the DAC Tax Election. Such schedule shall be attached to each Party’s U.S. federal income tax return filed for the first taxable year ending after the DAC Tax Election becomes effective. (ii) The Party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

- 36 - (iii) The Parties agree to exchange information pertaining to the amount of the net consideration under this Agreement each year to ensure consistency or as otherwise required by the Code or the Internal Revenue Service. (iv) The DAC Tax Election shall be effective for the first taxable year in which this Agreement is effective and for all years for which this Agreement remains in effect. (b) As used in this Article XI, the terms “net consideration,” “net positive consideration,” “specified policy acquisition expenses” and “general deductions limitation” are defined by reference to Treasury Regulations Section 1.848-2 and Section 848 of the Code, in effect as of the Effective Time. (c) Each of the Parties represents and warrants that it is subject to U.S. taxation under the provisions of Subchapter L of Chapter 1 of Subtitle A of the Code. (d) It is the intention of the Parties that with respect to DAC the Ceding Company is put in the position it would have been had the Reinsured Contracts been novated to the Reinsurer on the Closing Date on a non-funds withheld assumption reinsurance basis. Therefore, each year by May 15 (starting the first May 15 that follows the first December 31 that follows the Closing Date), the Ceding Company shall calculate, and provide the Reinsurer with a statement setting forth in reasonable detail, the aggregate tax detriment (or benefit) it has recognized in the prior calendar year pursuant to (i) the DAC tax rules as a result of the Reinsured Contracts not having been novated to the Reinsurer on the Closing Date on such basis and (ii) receiving (or making) any payment required pursuant to this Section 11.2(d) (assuming that any deductions/amortizations were fully utilized). The Reinsurer shall have thirty (30) days following the receipt of such statement to review and if the Reinsurer notifies the Ceding Company of any disagreement, the Parties shall negotiate in good faith to resolve such disagreement; provided, that if the Parties are unable to resolve such disagreement within fifteen (15) Business Days of such notice, the dispute shall be submitted to a nationally recognized accounting firm or law firm that is independent and mutually acceptable to the Parties, and that firm shall render a decision within ten (10) Business Days after submission (or such other time as mutually agreed by the Parties), and such decision shall be final and binding upon the Parties and incorporated into the appliable statement. The Reinsurer (or the Ceding Company) shall pay the Ceding Company (or the Reinsurer) under Section 3.3 in the next applicable Net Settlement an amount equal to such detriment (or benefit) as determined on the applicable final statement determined hereunder. No amount should be included in the Total Assets (as defined in the Stock Purchase Agreement) as a result of this Section 11.2(d). ARTICLE XII. CONFIDENTIALITY; PRIVACY REQUIREMENTS Section 12.1. Compliance with Privacy and Data Security Laws. Both Parties will comply in all material respects with all Applicable Laws, including Privacy and Data Security Laws, respecting Confidential Information (including the Personal Information) as outlined in Section 12.2. This includes the obligation to comply in all material respects with new and current

- 37 - laws, including Privacy and Data Security Laws, respecting Confidential Information (including the Personal Information) that take effect while this Agreement remains in effect. Both Parties shall only use Confidential Information as permitted by this Agreement. Section 12.2. Confidentiality. Each Party (a “Receiving Party”) shall hold the Confidential Information of the other Party (a “Disclosing Party”) in strictest confidence and shall take all reasonable steps to ensure that such Confidential Information is not disclosed to any third party, except that each Receiving Party may disclose such Confidential Information or portions thereof to those of such Receiving Party’s Affiliates and its and their respective Representatives to the extent necessary for the performance of such Receiving Party’s obligations under this Agreement, provided that the Receiving Party advises such Persons of the confidential nature of the Disclosing Party’s Confidential Information and directs them to maintain its confidentiality in accordance with the terms hereof; provided, further, that a Receiving Party shall be responsible for any breach of this provision by any of its Affiliates or its or their respective Representatives. Without limiting the foregoing, a Receiving Party shall be permitted to disclose Confidential Information to the extent (i) any such information is required by Applicable Law, Governmental Order or a Governmental Authority to be disclosed after prior notice has been given to the Disclosing Party (to the extent such prior notice is permitted to be given under Applicable Law); provided that, the Receiving Party, to the extent reasonably requested by the Disclosing Party, shall cooperate with the Disclosing Party in seeking an appropriate order or other remedy protecting such information from disclosure or (ii) any such information is reasonably necessary to be disclosed in connection with any Action for the enforcement of the rights of the Receiving Party under this Agreement. For the purposes of this Section 12.2, “Representatives” shall only refer to those Persons that actually receive Confidential Information pursuant to this Agreement, and, in the case of Receiving Party, shall include its and its Affiliates’ board observers and oversight committee members. Section 12.3. Security Breaches. Each Party shall (i) notify the other Party promptly of any unauthorized possession, use, or knowledge of any Confidential Information by any Person which shall become known to it, any attempt by any Person to gain possession of Confidential Information without authorization or any attempt to use or acquire knowledge of any Confidential Information without authorization (collectively, “Unauthorized Access”), (ii) promptly furnish to the other Party details of the Unauthorized Access as may be reasonably available and use commercially reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any Unauthorized Access, (iii) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by such Party to protect its proprietary rights, and (iv) use commercially reasonable efforts to prevent a recurrence of any such Unauthorized Access. To the extent that a Party inadvertently obtains access to any Confidential Information of the other Party to which it was otherwise not intended to have access, such Party shall promptly notify the other Party when they are aware that they have received such Confidential Information or upon notice from the other Party, they shall maintain confidentiality of such information until such time that it is either destroyed or returned to the other Party, and shall promptly destroy any such Confidential Information and instruct its employees not to use or otherwise act on such Confidential Information. Section 12.4. Information Safeguards. Each Party shall (to the extent it has the ability to access or otherwise process Confidential Information of the other Party) maintain

- 38 - administrative, technical and physical safeguards that are reasonably designed to (a) protect the security and confidentiality of such Confidential Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Confidential Information; (c) protect against use or destruction of such Confidential Information that could result in substantial harm to the Confidential Information and which are no less protective of Confidential Information than how the Party protects its own Confidential Information; and (d) ensure the proper disposal of such Confidential Information, in each case not less than in accordance with the standards required by Applicable Law. ARTICLE XIII. MISCELLANEOUS Section 13.1. Expenses. Except as may otherwise be specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisers and independent accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Person incurring such costs and expenses. For the avoidance of doubt, the Ceding Company shall not be responsible for any costs or expenses related to the administration of the Reinsured Liabilities and Reinsured Contracts under the Administrative Services Agreement except to the extent expressly set forth therein. Section 13.2. Relationship of Parties. Except as specifically provided herein, neither Party shall (a) act or represent or hold itself out as having authority to act as an agent or partner of the other Party or (b) in any way bind or commit the other Party to any obligations or agreement. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust, fiduciary relationship or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement. The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein. Section 13.3. Notices. All notices, requests, consents, claims, demands and other communications under this Agreement shall be in writing (including email transmission) and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by electronic mail (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13.3). (a) [***]. (b) [***]. Section 13.4. Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Party. Any attempted assignment in violation of this Section 13.4 shall be void and have no effect. This Agreement and all of the provisions hereof shall be binding

- 39 - upon, shall inure to the benefit of, and shall be enforceable by and against the Parties and their respective successors and permitted assigns. Except as otherwise provided herein, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, the Reinsurer may retrocede all or any portion of the Reinsured Liabilities to its Affiliates that remains an Affiliate after the cession without the consent of the Ceding Company. Section 13.5. Entire Agreement; Amendments. (a) This Agreement and the Exhibits and Schedules hereto, the documents delivered pursuant hereto and the other Transaction Agreements constitute the entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all other prior negotiations, agreements, discussions, understandings, writings and undertakings, both written and oral, between or on behalf of the Reinsurer and/or its Affiliates, on the one hand, and the Ceding Company and/or its Affiliates, on the other hand, with respect to the subject matter hereof or thereof. (b) No provision of this Agreement may be changed, amended, supplemented or modified except by a written instrument signed by each Party. Any change or modification to this Agreement shall be null and void, unless made by written amendment to this Agreement and signed by each of the Parties. Section 13.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Transaction Agreements are not affected in any manner materially adverse to either Party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible. Section 13.7. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing executed by an authorized officer of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.

- 40 - Section 13.8. Counterparts. This Agreement may be executed in counterparts, and if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic communication shall be equally effective as delivery of an original executed counterpart hereof (including electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., DocuSign or a copy of a duly signed document sent via email). Section 13.9. Governing Law. This Agreement, and the formation, termination or validity of any part of this Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Arizona. Notwithstanding the foregoing, this Section 13.9 shall not be interpreted to permit the parties to avoid their obligations to resolve disputes pursuant to Section 13.10. Section 13.10. Arbitration. All disputes between the parties in respect to this Agreement shall be resolved pursuant to the terms of this Section 13.10. (a) The Ceding Company and the Reinsurer shall attempt in good faith to negotiate a mutually acceptable solution to any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof before resorting to arbitration in the manner set out below. Where the Ceding Company and the Reinsurer fail to reach a mutually acceptable solution, then either the Ceding Company or the Reinsurer may initiate arbitration to settle such controversy, dispute or claim. The arbitrators shall regard this Agreement from the standpoint of practical business and equitable principles and the customs and practices of the insurance and reinsurance business, rather than from the standpoint of strict law. Moreover, the arbitrators shall be released from judicial formalities and shall not be bound by strict rules of procedure and evidence. The Ceding Company and the Reinsurer intend that the arbitrators will make their decision with a view to effecting the intent of this Agreement. (b) To initiate arbitration, either the Ceding Company or Reinsurer will notify the other in writing of its desire to arbitrate, stating the nature of its dispute and remedy sought. The party to which the notice is sent will respond to the notification in writing within fifteen (15) days. (c) Within sixty (60) days of the date on which the party initiating the arbitration gives notice to the other party that it is initiating such arbitration, the Ceding Company and the Reinsurer shall each appoint one (1) arbitrator. If either party fails to appoint an arbitrator within the allotted time, the other party shall appoint both arbitrators. The two arbitrators shall select a third arbitrator within thirty (30) days of the date on which the latter of the two such arbitrators was appointed. Should the two arbitrators selected by the parties not be able to agree upon the choice of a third, then the Ceding Company and the Reinsurer shall each name four (4) arbitrators. Beginning with the party who did not initiate arbitration, each party shall eliminate one (1) arbitrator from the eight (8) listed until one (1) arbitrator remains. If this arbitrator declines to serve, the arbitrator last eliminated will be approached to serve. This process shall be repeated until an arbitrator has agreed to serve as the third arbitrator. (d) All three arbitrators must be disinterested persons with not less than ten (10) years’ experience as present or former (i) officers of life insurance companies or life reinsurance

- 41 - companies or (ii) persons advising the life insurance or life reinsurance business in a professional capacity, excluding however, officers, advisers, or employees of the Ceding Company and the Reinsurer or their respective Affiliates. The written decision of a majority of the arbitrators shall be final and binding on the Ceding Company and the Reinsurer and their respective successors and assigns. If an arbitrator, subsequent to his or her appointment, is unwilling or unable to act, a new arbitrator shall be appointed to replace him or her by the same procedure by which he or she was appointed. All costs of the arbitration and expenses and fees of the arbitrators shall be borne equally by the parties, unless otherwise ordered by the arbitrators. (e) The arbitration shall take place at a location in New York, New York unless otherwise agreed to in writing by both the Ceding Company and the Reinsurer. The arbitrators shall have power to fix by a notice in writing to the parties involved, a reasonable time and location for the arbitration hearing and may prescribe all procedural rules relating to the course and conduct of the arbitration. (f) The arbitrators shall use their best efforts to render a written award within three (3) months of the arbitration hearing, unless both parties agree otherwise. The panel is empowered to grant interim relief as it may deem appropriate. (g) Judgment upon the award may be entered in any court having jurisdiction thereof. Section 13.11. Specific Performance and other Equitable Relief. The Parties hereby agree that irreparable damage would occur in the event of any breach or threatened breach by any of the Parties of its covenants or obligations contained in this Agreement. Accordingly, each of the Parties shall be entitled to injunctive or other equitable relief to prevent or cure any breach or threatened breach by the other Party of its covenants or obligations contained in this Agreement and to specifically enforce such covenants and obligations in any court having jurisdiction, such remedy being in addition to any other remedy to which either Party may be entitled at law or in equity. Each of the Parties acknowledges and agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives any requirement under Applicable Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief. Section 13.12. Waiver of Duty of Utmost Good Faith. Each Party absolutely and irrevocably waives resort to the duty of “utmost good faith” or any similar principle in connection with the conduct of the Parties prior to the Effective Time. Notwithstanding anything in this Agreement to the contrary, each Party agrees that it does not waive the duty of “utmost good faith” or any similar principle relating to the conduct of the Parties on or after the Effective Time. [The rest of this page intentionally left blank.]

Signature Page to Reinsurance Agreement IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the day and year first above written. PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION By: /s/ Name Name: Title: PRUCO LIFE INSURANCE COMPANY By: /s/ Name Name: Title:

SCHEDULE A Types of Reinsured Contracts 1

SCHEDULE B Separate Accounts

SCHEDULE C Terminal Settlement

SCHEDULE D Fair Market Value Methodologies

SCHEDULE E Credit for Reinsurance Provisions

EXHIBIT A Settlement Statement